U.S. $1,500,000,000

                   FIVE YEAR CREDIT AGREEMENT

                   Dated as of July 28, 1997

                             Among

               FEDERATED DEPARTMENT STORES, INC.

                          as Borrower

                              and

                THE INITIAL LENDERS NAMED HEREIN

                       as Initial Lenders

                              and

                         CITIBANK, N.A.

          as Administrative Agent and as Paying Agent

                              and

                    THE CHASE MANHATTAN BANK

                    as Administrative Agent

                              and

                        BANKBOSTON, N.A.

                     as Syndication Agent

                              and

   THE BANK OF AMERICA, NATIONAL TRUST & SAVINGS ASSOCIATION

                    as Documentation Agent
The table of contents must be edited after it has been generated.
TABLE OF CONTENTS

     ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

           SECTION 1.01.  Certain Defined Terms                1
           SECTION 1.02.  Computation of Time Periods         22
           SECTION 1.03.  Accounting Terms                    22
           SECTION 1.04.  Currency Equivalents Generally      22

     ARTICLE II

  AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

           SECTION 2.01.  The Regular Advances                22
           SECTION 2.02.  Making the Regular Advances         23
           SECTION 2.03.  The Competitive Bid Advances        26
           SECTION 2.04.  Fees                                30
           SECTION 2.05.  Termination or Reduction of the
                          Commitments                         30
           SECTION 2.06.  Repayment of Regular Advances       30
           SECTION 2.07.  Interest on Regular Advances        30
           SECTION 2.08.  Interest Rate Determination         31
           SECTION 2.09.  Optional Conversion of Revolving
                          Credit Advances                     32
           SECTION 2.10.  Prepayments of Regular Advances     33
           SECTION 2.11.  Increased Costs                     34
           SECTION 2.12.  Illegality                          34
           SECTION 2.13.  Payments and Computations           35
           SECTION 2.14.  Taxes                               36
           SECTION 2.15.  Sharing of Payments, Etc.           38
           SECTION 2.16.  Letters of Credit                   38
           SECTION 2.17.  Use of Proceeds                     42
           SECTION 2.18.  Defaulting Lenders                  43
           SECTION 2.19.  Evidence of Debt                    45

     ARTICLE III

            CONDITIONS TO EFFECTIVENESS AND LENDING

           SECTION 3.01.  Conditions Precedent to Initial
                          Extension of Credit                 45
           SECTION 3.02.  Conditions Precedent to Each
                          Regular Borrowing and each
                          Issuance and Renewal of
                          Letters of Credit                   47
           SECTION 3.03.  Conditions Precedent to Each
                          Competitive Bid Borrowing           48
           SECTION 3.04.  Determinations Under Section 3.01   48

     ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

           SECTION 4.01.  Representations and Warranties  of
           the Borrower                                       49

     ARTICLE V

                   COVENANTS OF THE BORROWER

           SECTION 5.01.  Affirmative Covenants               51
           SECTION 5.02.  Negative Covenants                  54
           SECTION 5.03.  Financial Covenants                 57

     ARTICLE VI

                       EVENTS OF DEFAULT

           SECTION 6.01.  Events of Default                   58
           SECTION 6.02.  Actions in Respect of the Letters
                          of Credit upon Event of Default     61

     ARTICLE VII

                           THE AGENTS

           SECTION 7.01.  Authorization and Action            64
           SECTION 7.02.  Agent's Reliance, Etc.              64
           SECTION 7.03.  Citibank, Chase and Affiliates      65
           SECTION 7.04.  Lender Credit Decision              65
           SECTION 7.05.  Indemnification                     65
           SECTION 7.06.  Successor Agents                    66

     ARTICLE VIII

                         MISCELLANEOUS

           SECTION 8.01.  Amendments, Etc.                    67
           SECTION 8.02.  Notices, Etc.                       68
           SECTION 8.03.  No Waiver; Remedies                 68
           SECTION 8.04.  Costs and Expenses                  68
           SECTION 8.05.  Right of Set-off                    70
           SECTION 8.06.  Binding Effect                      70
           SECTION 8.07.  Assignments, Designations and
                          Participations                      70
           SECTION 8.08.  Confidentiality                     74
           SECTION 8.09.  No Liability of the Issuing Banks   74
           SECTION 8.10.  Governing Law                       75
           SECTION 8.11.  Execution in Counterparts           75
           SECTION 8.13.  Jurisdiction, Etc.                  75
           SECTION 8.14.  Waiver of Jury Trial                76


Schedule I - List of Commitments and Applicable Lending Offices

Schedule 2.03(h) - Existing Competitive Bid Advances

Schedule 2.16(g) - Existing Letters of Credit

Schedule  4.01(c) - Required Authorizations, Approvals,  Actions,
Notices and Filings

Schedule 5.02(a) - Existing Liens

Schedule 5.02(d) - Existing Debt



Exhibits

Exhibit A-1     -   Form of Revolving Credit Note

Exhibit A-2     -   Form of Competitive Bid Note

Exhibit B-1     -   Form of Notice of Revolving Credit Borrowing

Exhibit B-2     -   Form of Notice of Competitive Bid Borrowing

Exhibit C   -  Form of Assignment and Acceptance

Exhibit D   -  Form of Designation Agreement

Exhibit E   -  Form of Opinion of Counsel for the Borrower




                   FIVE YEAR CREDIT AGREEMENT

                   Dated as of July 28, 1997


           FEDERATED DEPARTMENT STORES, INC., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders") and the Initial Issuing Banks (the "Initial Issuing Banks"), and CITIBANK, N.A. ("Citibank"), as an administrative agent (in such capacity, an "Administrative Agent") for the Lender Parties (as hereinafter defined) and as paying agent (in such capacity, the "Paying Agent") for the Lender Parties, THE CHASE MANHATTAN BANK ("Chase"), as an administrative agent (in such capacity, an "Administrative Agent"; the Administrative Agents and the
Paying Agent being, collectively, the "Agents") for the Lender Parties, BankBoston, N.A., as syndication agent (the "Syndication Agent") and The Bank of America, National Trust & Savings Association, as documentation agent (the "Documentation Agent"), agree as follows:


                           ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

           SECTION 1.01.  Certain Defined Terms.  As used in
this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Adjusted Debt" means, at any time, the amount by which (a) Consolidated Debt (other than Debt of the type referred to in clauses (f) and (h) in the definition of "Debt") of the Borrower and its Subsidiaries exceeds (b) to the extent otherwise included in the calculation of Consolidated Debt under clause (a) above, non-recourse Debt of Ridge Capital Trust II outstanding under the May Note Monetization Facility calculated on a Consolidated basis in accordance with GAAP.

           "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

           "Advance"  means  a Revolving Credit  Advance,  a
     Competitive  Bid  Advance, a Swing Line  Advance  or  a
     Letter of Credit Advance.

           "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

           "Agent" has the meaning specified in the recital of parties to this Agreement.

           "Alternative Currency" means lawful money of Austria, Belgium, the Federal Republic of Germany, France, Italy, the Swiss Confederation, the United
     Kingdom and such other lawful currencies other than Dollars that are freely transferable and convertible into Dollars as the Borrower, with the consent of the Paying Agent and the applicable Issuing Bank, shall designate.

          "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender Party notified by such Lender Party to the Paying Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

           "Applicable Margin" means, as of any date of determination, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:

    Performance  Applicable  Applicable   Fees for   Drawn Cost
        Level    Margin for  Margin for     Trade
                 Base Rate  Eurodollar  Letters of
                  Advances      Rate       Credit
                              Advances
       Level 1     0.0000%     0.1225%     0.0875%     0.1875%
       Level 2     0.0000%     0.1250%     0.1000%     0.2000%
       Level 3     0.0000%     0.1650%     0.1250%     0.2500%
       Level 4     0.0000%     0.2000%     0.1500%     0.3000%
       Level 5     0.0000%     0.2250%     0.1875%     0.3500%
       Level 6     0.0000%     0.3250%     0.2750%     0.5000%

     In the case of a change in the Applicable Margin due to a change in the Interest Coverage Ratio, such change shall be effective five Business Days after the date on which the Paying Agent receives financial statements pursuant to Section 5.01(h)(i) or (ii) together with a certificate of the chief financial officer of the Borrower demonstrating such Interest Coverage Ratio. In the case of a change in the Applicable Margin due to a change in the Public Debt Rating, such change shall be effective five Business Days after the date on which the Paying Agent receives a certificate of the chief financial officer of the Borrower pursuant to Section 5.01(h)(vi) setting forth such Public Debt Rating.

           "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Paying Agent, in substantially the form of Exhibit C hereto.

           "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing), provided that with respect to any Letter of Credit denominated in an Alternative Currency, such maximum amount shall be calculated as the equivalent Dollar amount, determined in accordance with Section 1.04, of the stated maximum amount.

           "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                     (a)   the  rate  of interest  announced
          publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                     (b)   the sum (adjusted to the  nearest
          1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing
          (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                     (c)  1/2 of one percent per annum above
          the Federal Funds Rate.

           "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

           "Borrowing" means a Revolving Credit Borrowing, a
     Swing Line Borrowing or a Competitive Bid Borrowing.

           "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

           "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

           "Chase" has the meaning specified in the recital of parties to this Agreement.

           "Citibank" has the meaning specified in the recital of parties to this Agreement.

           "Commercial Paper" means any unsecured promissory note or notes issued by the Borrower pursuant to any commercial paper program (whether rated or unrated) with a maturity of not more than 270 days from the time of issuance.

            "Commercial Paper Set-Aside Amount" has the meaning specified in Section 2.01(c).

           "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

            "Competitive Bid Advance" means an Existing Competitive Bid Advance or an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

           "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

           "Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

           "Confidential Information" means all information about the Borrower and its Subsidiaries that has been furnished by the Borrower or any of its Subsidiaries to any Agent or any Lender Party whether furnished before or after the date of this Agreement, and regardless of the manner in which it is furnished, but does not include any such information that (a) is or becomes generally available to the public other than as a result of a disclosure by such Agent or such Lender Party not permitted by this Agreement, (b) was available to such Agent or such Lender Party on a non-confidential basis prior to its disclosure to such Agent or such Lender Party or (c) becomes available to such Agent or such Lender Party on a non-confidential basis from a Person other than the Borrower or any of its Subsidiaries that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with the Borrower or any of its Subsidiaries or is not otherwise prohibited from disclosing the information to such Agent or such Lender Party.

           "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other
     Type pursuant to Section 2.08 or 2.09.

           "Debt"  of any Person means, without duplication,
     (a) all indebtedness of such Person for borrowed money,
     (b) all Obligations of such Person for the deferred purchase price of property or services (other than Obligations for property (excluding real property, capital stock and property subject to Capitalized Leases) and services purchased, and expense accruals and deferred compensation items arising in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeals bonds arising in the ordinary course of business), (d) all payment Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller, lessor or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock (other than Obligations of such Person with respect to employee stock plans), valued, in the case of Redeemable Preferred Stock, at the greater of its involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make  payment of such Debt or to assure the  holder  of
     such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, provided that the amount of Debt of the type referred to in clauses (i) and (j) above will be included within the definition of "Debt" only to the extent of the amount of the obligations so guaranteed or otherwise supported.

           "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

           "Defaulted Advance" means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to the Borrower pursuant to
     Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender or by the Paying Agent for the account of such Lender pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to
     Section   2.18(a),  the  remaining  portion   of   such
     Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to
     Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

           "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Paying Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) any Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by such Swing Line Bank, (b) any Issuing Bank pursuant to Section 2.16(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Paying Agent pursuant to Section 2.02(e) to reimburse the Paying Agent for the amount of any Advance made by the Paying Agent for the account of such Lender, (d) any other Lender pursuant to Section 2.15 to purchase any participation in Advances owing to such other Lender Party and (e) the Paying Agent or any Issuing Bank pursuant to Section 7.05 to reimburse the Paying Agent or such Issuing Bank for such Lender's ratable share of any amount required to be paid by the Lenders to the Paying Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.18(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any Lender that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(e).

          "Designated Bidder" means (a) an Eligible Assignee or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Sections 8.07(f), (g) and (h) and (iii) is not otherwise a Lender.

            "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Paying Agent, in substantially the form of Exhibit D hereto.

          "Dollars" and the sign "$" each means lawful money of the United States.

           "Documentary L/C" means any Letter of Credit (other than a Letter of Credit issued pursuant to this Agreement) that is issued for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment of such Inventory.


          "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

           "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Paying Agent.

           "EBITDA" means, for any period, (i) the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) Net Interest Expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense (including, without limitation, amortization of
     (1) excess of cost over net assets acquired, (2) reorganization value in excess of amounts allocable to identifiable assets and (3) unearned restricted stock) and (f) unusual and extraordinary losses less (ii) unusual and extraordinary gains, in each case of the Borrower and its Subsidiaries determined in accordance with GAAP for such period.

          "Effective Date" means the first date on which the conditions set forth in Section 3.01 shall have been satisfied.

            "Electronic  Issuing  Bank"  has   the   meaning
     specified in Section 2.16(a).

          "Electronic L/C" and "Electronic L/C Reserve" each has the meaning specified in Section 2.16(a).

           "Eligible Assignee" means (a) with respect to the Revolving Credit Facility (i) a Lender; (ii) an
     Affiliate of a Lender; and (iii) any other Person approved by the Paying Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed and (b) with respect to the Letter of Credit Facility, any Person approved by the Paying Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Eligible Securities" means (a) readily marketable securities issued or guaranteed by the government of the United States of America or any agency thereof having a maturity at the time of issuance not exceeding one year, (b) commercial paper rated at least A-1 by S&P or P-1 by Moody's, in each case having a maturity at the time of issuance not exceeding one year, and
     (c) certificates of deposit of or time deposits with any commercial bank, the long-term debt of which has been assigned a rating of at least BBB by S&P or Baa2 by Moody's and which is a Lender and is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia.

           "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and
     (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

           "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

           "ERISA"  means  the  Employee  Retirement  Income
     Security Act of 1974, as amended from time to time, and
     the   regulations   promulgated  and   rulings   issued
     thereunder.

           "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

           "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
     Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of
     Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);
     (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
     Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
     Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to
     Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "Eurocurrency  Liabilities"  has   the   meaning
     assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Paying Agent.

           "Eurodollar Rate" means, with respect to each day during each Interest Period for a Eurodollar Rate Advance comprising a Revolving Credit Borrowing, the rate of interest per annum obtained by dividing (a) the "Eurodollar Rate" determined (i) on the basis of the rate for deposits in Dollars for a period equal to such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period, or if such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such service), the rate per annum (rounded upward to the nearest 1/16 of 1% per annum) at which deposits are offered by another publicly available service displaying eurodollar rates as may be agreed upon by the Paying Agent and the Borrower or (ii) in the absence of such appearance or agreement, by reference to the average of the rate of interest per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance to be outstanding during such Interest Period (or, if such Reference Bank shall not have a Eurodollar Rate Advance that is to be outstanding during such Interest Period, in an amount equal to $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. In the case of any Eurodollar Rate determined pursuant to clause (a)(ii) above, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising such Revolving Credit Borrowing shall be determined by the Paying Agent on the basis of applicable rates received by the Paying Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

          "Eurodollar Rate Advance" means a Revolving Credit
     Advance   that   bears   interest   as   provided    in
     Section 2.07(a)(ii).

           "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

           "Events of Default" has the meaning specified  in
     Section 6.01.

          "Existing Competitive Bid Advance" has the meaning specified in Section 2.03(h).

             "Existing Credit Agreement" means the $2,800,000,000 Credit Agreement dated as of December 19, 1994, as amended through the date hereof, among the Borrower, certain lenders party thereto, Citibank, as administrative agent, Chemical Bank, as agent, Citicorp Securities, Inc., as arranger and Chemical Securities, Inc., as co-arranger.

           "Existing Letters of Credit" has the meaning specified in Section 2.16(g).

           "Facility" means the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit
     Facility.

          "Facility Fee Percentage" means, as of any date, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:

                 Performance        Applicable
                    Level           Percentage
                   Level 1            .0650%
                   Level 2            .0750%
                   Level 3            .0850%
                   Level 4            .1000%
                   Level 5            .1250%
                   Level 6            .1750%

           "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
     Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

           "Fiscal Year" means a fiscal year of the Borrower
     and   its  Consolidated  Subsidiaries  ending  on   the
     Saturday closest to January 31 in any calendar year.

          "Fixed Rate Advances" has the meaning specified in
     Section 2.03(a)(i).

           "Funded Debt" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by any successor entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination; provided that, with respect to the calculation of the financial ratios and the terms used in the covenants contained in this Agreement and the definitions related thereto, "GAAP" means generally accepted accounting principles in effect in the United States on the date of the financial statements referred to in Section 4.01(e), it being understood that, upon any change in GAAP as at such date that affects in any material respect the financial ratios and the covenants contained in this Agreement, the Borrower and the Paying Agent will negotiate in good faith to adapt or conform any such financial ratios and covenants and the definitions related thereto to any such changes in GAAP to the extent necessary to maintain the original economic terms of such financial ratios and covenants as in effect under this Agreement on the date hereof, the Paying Agent shall promptly notify the Lenders in writing of the negotiated changes to such financial ratios, covenants and definitions, and if, by the 30th day after the date such notice is given (i) the Required Lenders shall not have objected in writing to such changes, such changes shall be deemed to be effective, and this Agreement shall be deemed to be amended accordingly, as of such 30th day, without further action on the part of any party hereto or (ii) the Required Lenders shall have objected to such changes, then, until this Agreement shall be amended in accordance with the terms of Section 8.01 to reflect such changes as may be necessary to maintain the original economic terms of such financial ratios and covenants, the financial ratios and covenants immediately in effect prior to such amendment shall remain in effect.

           "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

           "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

           "Indemnified Party" has the meaning specified  in
     Section 8.04(b).

           "Information Memorandum" means the information memorandum dated July 1997 used by the Administrative
     Agents in connection with the syndication of the Commitments.

          "Initial Extension of Credit" means the earlier to occur of the initial Borrowing (other than a Borrowing consisting of any Existing Competitive Bid Advances) and the initial issuance of a Letter of Credit (other than an Existing Letter of Credit) hereunder.

          "Initial Lenders" has the meaning specified in the recital of parties of this Agreement.

           "Interest Coverage Ratio" means, at any date of determination, the ratio of Consolidated EBITDA for the Measurement Period then most recently ended to Net Interest Expense for such Measurement Period determined in accordance with GAAP.

           "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Paying Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                     (i)   the  Borrower may not select  any
          Interest  Period  that ends after the  Termination
          Date;

                     (ii) Interest Periods commencing on the
          same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same
          Competitive Bid Borrowing shall be of the same duration;

                     (iii)     whenever the last day of  any
          Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                     (iv)  whenever  the first  day  of  any
          Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue
     Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           "Insufficiency" means, with respect to any  Plan,
     the   amount,   if   any,  of  its   unfunded   benefit
     liabilities, as defined in Section 4001(a)(18) of ERISA.

           "Issuing Bank" means Citibank, Chase, any other Lender Party that has a Letter of Credit Commitment set forth opposite its name on Schedule I hereto, any other Lender Party approved as an Issuing Bank by the Paying Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower (such approval not to be unreasonably withheld or delayed) and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to
     Section 8.07 so long as each such Lender Party or Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Paying Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Paying Agent in the Register).

           "L/C Related Documents" has the meaning specified in Section 2.16(e).

           "Lender  Party" means any Lender, any Swing  Line
     Bank or any Issuing Bank.

           "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to
     Section 8.07 and, except when used in reference to a Letter of Credit, a Regular Advance, a Regular Borrowing, a Revolving Credit Note, a Commitment or a related term, each Designated Bidder.

           "Letter  of Credit" has the meaning specified  in
     Section 2.16(a).

           "Letter of Credit Advance" means an advance  made
     by   any  Issuing  Bank  or  any  Lender  pursuant   to
     Section 2.16(c).

           "Letter of Credit Agreement" has the meaning specified in Section 2.16(b)(i).

               "Letter of Credit Collateral" has the meaning specified in Section 6.02(b).

               "Letter of Credit Collateral Account" has the meaning specified in Section 6.02(a).

           "Letter of Credit Commitment" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances or if a Lender has otherwise become an Issuing Bank, set forth for such Issuing Bank in the Register maintained by the Paying Agent pursuant to Section 8.07(i) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to
     Section 2.05.

          "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments and
     (b) $1,000,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letter of Credit Obligations" means, at any time, the sum of (a) the maximum aggregate amount then available to be drawn under the Letters of Credit outstanding at such time (the determination of such maximum amount to assume the occurrence of, and compliance with, all conditions for drawing referred to therein) plus (b) the aggregate amount of the Borrower's Obligations then outstanding under the Loan Documents in respect of the Letters of Credit, including all Advances resulting from drawings under Letters of Credit and all fees and expenses in respect of the Letters of Credit payable pursuant to
     Section 2.16(f).

            "Leverage Ratio" means, at any date of determination, the ratio of Adjusted Debt to the sum of Adjusted Debt plus Consolidated net worth of the
     Borrower and its Subsidiaries calculated on a Consolidated basis in accordance with GAAP.

          "LIBO Rate" means, with respect to each day during each Interest Period for a LIBO Rate Advance comprising a Competitive Bid Borrowing, the rate of interest per annum obtained by dividing (a) the "LIBO Rate" determined (i) on a basis of the rate for deposits in Dollars for a period equal to such Interest Period appearing on page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period or, if such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such service), the rate per annum (rounded upward to the nearest 1/16 of 1% per annum) at which deposits are offered by another publicly available service displaying eurodollar rates as may be agreed upon by the Paying Agent and the Borrower or (ii) in the absence of such appearance or agreement, by reference to the average of the rate of interest per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to each of such Reference Bank's LIBO Rate Advance to be outstanding during such Interest Period (or, if any such Reference Bank shall not have a LIBO Rate Advance that is to be outstanding during such Interest Period, in an amount equal to $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. In the case of any LIBO Rate determined pursuant to clause (a)(ii) above, the LIBO Rate for any Interest Period for each LIBO Rate Advance comprising such Competitive Bid Borrowing shall be determined by the Paying Agent on the basis of applicable rates received by the Paying Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
     Section 2.08.

           "LIBO Rate Advances" has the meaning specified in
     Section 2.03(a)(i).

           "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

           "Loan Documents" means this Agreement, the Notes and each Letter of Credit Agreement, as each may be amended, supplemented or otherwise modified from time to time.

           "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

           "Material Adverse Effect" means an effect that causes or results in or has a reasonable likelihood of causing or resulting in any material adverse change in
     (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole,
     (b) the rights and remedies of any Agent or any Lender Party under any Loan Document, (c) the ability of the Borrower to perform its Obligations under any Loan Document or (d) the legality, validity or enforceability of any Loan Document.

           "Material Subsidiary" of the Borrower means, at any time, any Subsidiary of the Borrower having
     (a) assets with a value of not less than 5% of the total value of the assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, or
     (b) Consolidated EBITDA not less than 5% of the Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries, taken as a whole, in each case as of the end of or for the most recently completed Fiscal Year of the Borrower.

            "May Note Monetization Facility" means the monetization facility established July 26, 1988, between the Borrower and a grantor trust of which the Borrower is the beneficiary, pursuant to which such grantor trust distributed approximately $352,000,000 to the Borrower.

            "Measurement  Period"  means,  at  any  date  of
     determination, the period of the four consecutive fiscal quarters of the Borrower then most recently ended for which the Paying Agent has (or should have) received financial statements in compliance with
     Section 5.01(h).

           "Minor Subsidiary" means any Subsidiary of the Borrower that is not a Material Subsidiary.

          "Moody's" means Moody's Investors Service, Inc.

           "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

           "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that
     (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

           "Net Interest Expense" means, for any period, the amount (if any) by which (a) interest payable on all Debt (including, without limitation, the interest component of Capitalized Leases) and amortization of deferred financing fees and debt discount in respect of all Debt exceeds (b) interest income, in each case of the Borrower and its Subsidiaries for such period, calculated on a Consolidated basis in accordance with GAAP.

            "Note" means a Revolving Credit Note or a Competitive Bid Note.

           "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

           "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a).

           "Notice of Issuance" has the meaning specified in
     Section 2.16(b)(i).

           "Notice of Renewal" has the meaning specified  in
     Section 2.16(a).

           "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

           "Notice of Termination" has the meaning specified in Section 2.16(a).

           "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise
     affected   by   any   proceeding   referred    to    in
     Section 6.01(e). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

           "Original Currency" has the meaning specified  in
     Section 8.12.

           "Other  Currency"  has the meaning  specified  in
     Section 8.12.

           "Paying Agent" has the meaning specified in the recital of parties to this Agreement.

           "Paying Agent's Account" means the account of the Paying Agent maintained by the Paying Agent with its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Account Name: Medium Term Finance/NAIB Agency, Reference: Federated.

            "PBGC"   means  the  Pension  Benefit   Guaranty
     Corporation (or any successor).

           "Performance Level" means, as of any date of determination, the numerically lower level set forth below as then in effect, as determined by reference to the Public Debt Rating and Interest Coverage Ratio then in effect, provided, however, that if the Level established by reference to the Public Debt Rating and the Level established by reference to the Interest Coverage Ratio are more than one Level apart, the Performance Level shall be the Level that is numerically one below the numerically higher of the two Levels so established:

                    Level 1        The Public Debt Rating is
                    greater than or equal to A2 or A or the Interest Coverage Ratio is 6.25:1.00 or greater;

                    Level 2        The Public Debt Rating is
                    A3 or A- or the Interest Coverage Ratio is 5.75:1.00 or greater but less than 6.25:1.00;

                    Level 3        The Public Debt Rating is
                    Baa1  or  BBB+ or the Interest  Coverage
                    Ratio is 5.00:1.00 or greater but less than 5.75:1.00;

                    Level 4        The Public Debt Rating is
                    Baa2  or  BBB  or the Interest  Coverage
                    Ratio is 4.50:1.00 or greater but less than 5.00:1.00;

                    Level 5        The Public Debt Rating is
                    Baa3  or  BBB- or the Interest  Coverage
                    Ratio is 3:75:1.00 or greater but less than 4.50:1.00;

                    Level 6        The Public Debt Rating is
                    lower than Baa3 or BBB- and the Interest
                    Coverage Ratio is lower than 3.75:1.00;

           "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
     (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; (c) Liens (if any) arising by operation of law and pledges or deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions and other social security benefits, other than with respect to employee benefit plans subject to ERISA; and (d) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions or restrictions on the use of any real property that do not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries or do not materially adversely affect the value of such property for the purpose of such business.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

           "Plan" means a Single Employer Plan or a Multiple
     Employer Plan.

           "Potential Defaulting Lender" has the meaning specified in Section 2.01(b).

           "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

           "Public Debt Rating" means, as of any date, the higher of (a) the lowest rating that has been most recently announced by Moody's for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower and (b) the rating that has been most recently announced by S&P as the Borrower's "Corporate Credit Rating", provided, that if the ratings referred to in clause (a) and (b) above are each referred to in Performance Levels which are more than one Performance Level apart, the Public Debt Rating shall be the Public Debt Rating indicated within the Performance Level that is numerically one below the numerically higher of the two Performance Levels in which the ratings are so referenced. For purposes of the foregoing, (i) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Facility Fee Percentage shall be determined by reference to the available rating; (ii) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Facility Fee Percentage will be determined by reference to the Interest Coverage Ratio then in effect; (iii) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of five Business Days after the date on which such change is demonstrated in a certificate of the chief financial officer of the Borrower delivered pursuant to Section 5.01(h)(vi); and (iv) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

            "Receivables Financing Facility" means the receivables financing facilities currently established by the Borrower and any replacement thereof or other receivables financing pursuant to which certain Subsidiaries of the Borrower issue non-recourse Debt and commercial paper secured by certain receivables of the Borrower and its Subsidiaries.

           "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Reference Banks" means Citibank and Chase.

            "Register"   has   the  meaning   specified   in
     Section 8.07(i).

           "Regular Advances" means any Advance other than a Competitive Bid Advance.

           "Regular  Borrowing"  means  a  Revolving  Credit
     Borrowing or a Swing Line Borrowing.

           "Reportable  Event" has the meaning specified  in
     Section 4043 of ERISA, excluding any event with respect to which the 30-day notice requirement has been waived.

           "Required Lenders" means at any time Lenders owed or holding at least a majority in interest of the sum of (a) the then aggregate unpaid principal amount of the Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances owing to Lenders at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time, provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time
     (i) the unpaid principal amount of the Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Defaulting Lender and outstanding at such time, (b) if such Defaulting Lender shall be an Issuing Bank, the Available Amount of all Letters of Credit issued by such Defaulting Lender and outstanding at such time and (c) the Unused Revolving Credit Commitment of such Defaulting Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to any Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments.

           "Responsible Officer" means any executive officer of the Borrower or any of its Subsidiaries or any other officer of the Borrower of any of its Subsidiaries responsible for overseeing or reviewing compliance with this Agreement or any other Loan Document.

           "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

           "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to
     Section 2.01.

           "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Paying Agent pursuant to Section 8.07(i) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

           "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders'
     Revolving Credit Commitments at such time.

           "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment and, except when used in reference to a Regular Advance, a Regular Borrowing, a Note (other than a Competitive Bid Note), a Commitment or a related term, any Designated Bidder.

          "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

           "S&P" means Standard & Poor's, a division of  The
     McGraw-Hill Companies, Inc.

           "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that
     (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

           "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

           "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of
     (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

           "Swing  Line  Advance" means an advance  made  by
     (a) any Swing Line Bank pursuant to Section 2.01(b)  or
     (b)   any   Revolving   Credit   Lender   pursuant   to
     Section 2.02(b).

           "Swing Line Bank" means each of Citibank, Chase, BankBoston, N.A. and up to three additional Revolving Credit Lenders as may be designated by the Borrower from time to time (with the consent of any Lender so designated), provided that any of Citibank, Chase, BankBoston, N.A. or any other Lender as shall have been so designated may resign upon 30 days' prior written notice to the Borrower and the Paying Agent.

            "Swing   Line  Borrowing"  means   a   borrowing
     consisting  of a Swing Line Advance made by  any  Swing
     Line Bank.

          "Swing Line Facility" has the meaning specified in
     Section 2.01(b).

           "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

           "Tangible Assets" means, with respect to any Person as of any date of determination, the total assets of such Person less the sum of (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all prepaid expenses, deferred charges or unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, (iv) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to February 1, 1997, and (v) any items not included in clauses (i) through (iv) above, in each case of such Person and which are treated as intangibles in conformity with GAAP.

           "Termination Date" means the earlier of July 28, 2002 and the date of termination in whole of the Revolving Credit Commitments, the Swing Line Facility and the Letter of Credit Commitments pursuant to
     Section 2.05 or 6.01.

           "Trade  Letter  of Credit" means  any  Letter  of
     Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such inventory, the conditions to drawing under which include the presentation to the Issuing Bank that issued such Letter of Credit of negotiable bills of lading, invoices and related documents sufficient, in the judgment of such Issuing Bank, to create a valid and perfected lien on or security interest in such inventory, bills of lading, invoices and related documents in favor of such Issuing Bank.

           "Unused Revolving Credit Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender, in each case in its capacity as a Lender, and outstanding at such time, and (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate amount of the Competitive Bid Advances outstanding at such time, and (C) to the extent not included in clause (b)(i) of this definition, the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.16(c) and outstanding at such time and of all Swing Line Advances made by the Swing Line Banks pursuant to Section 2.01(b) and outstanding at such time.

           "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

           "Withdrawal Liability" has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

           SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

           SECTION  1.03.  Accounting Terms.  All accounting
terms not specifically defined herein shall be construed in accordance with GAAP.

           SECTION 1.04. Currency Equivalents Generally. For all purposes of this Agreement except as otherwise specifically provided herein, the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by Citibank in New York City, at 9:00 A.M. (New York City time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency. Citibank's determination of each spot rate of exchange pursuant to this Agreement shall be final and conclusive absent manifest error.


                           ARTICLE II

  AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

           SECTION 2.01. The Regular Advances. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed an amount equal to such Lender's Unused Revolving Credit Commitment less such Lender's Pro Rata Share of the Commercial Paper Set-Aside Amount at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay in full outstanding Letter of Credit Advances made by any Issuing
Bank) or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by the Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving Credit Borrowing, and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Revolving Credit Commitment, the Borrower may borrow under this Section 2.01, repay pursuant to Section 2.06(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

           (b) The Swing Line Advances. Each Swing Line Bank severally agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date
(i) in an aggregate amount for all Swing Line Advances owing to such Swing Line Bank (in its capacity as such) not to exceed at any time outstanding $25,000,000, (ii) in an aggregate amount owing to all Swing Line Banks not to exceed at any time outstanding $50,000,000, as such amount may be reduced from time to time pursuant to Section 2.05 (the "Swing Line Facility") and (iii) in an amount for each such Borrowing not to exceed an amount equal to the amount by which the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time exceeds the Commercial Paper Set-Aside Amount at such time; provided, however, that if at any time of receipt by any Swing Line Bank of a Notice of Swing Line Borrowing, (x) any Revolving Credit Lender shall be a Defaulting Lender or such Swing Line Bank determines in good faith that any Lender is reasonably likely to become a Defaulting Lender within the next 30 days (a "Potential Defaulting Lender") and (y) the sum of the aggregate Unused Revolving Credit Commitments of the Revolving Credit Lenders (other than Revolving Credit Lenders that are Defaulting Lenders or Potential Defaulting Lenders) plus the Commercial Paper Set-Aside Amount at such time shall be less than the amount of the requested Swing Line Borrowing, such Swing Line Bank shall not be required to, but may, if in its sole discretion it elects to do so, make the Swing Line Advance requested in such Notice of Swing Line Borrowing. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clauses (i) and (iii) above (and if at the time of receipt by any Swing Line Bank of a Notice of Swing Line Borrowing, any Lender shall be a Defaulting Lender or a Potential Defaulting Lender, so long as any Swing Line Bank, in its sole discretion, elects to make Swing Line Advances), the Borrower may borrow under this Section 2.01(b), repay pursuant to Section 2.06(b) or prepay pursuant to Section 2.10 and reborrow under this
Section 2.01(b).

            (c) Set-Aside of Commitments to Backstop Commercial Paper. At any time during which the Borrower has any Commercial Paper outstanding, a portion of the Unused Revolving Credit Commitments in an aggregate amount equal to the aggregate face amount of such Commercial Paper outstanding at such time shall, without further action on the part of any party, be deemed to be reserved for use as support for the obligations of the Borrower under such Commercial Paper; provided that the reservation of Unused Revolving Credit Commitments described in this Section 2.01(c) shall be increased or decreased accordingly upon notice from the Borrower to the Paying Agent at any time to reflect the Borrower's required liquidity reserves for Commercial Paper. The amount of Revolving Credit
Commitments  so  reserved  at  any  time  pursuant  to  this
Section  2.01(c)  is referred to herein as  the  "Commercial
Paper Set-Aside Amount".


           SECTION 2.02. Making the Regular Advances. (a) Revolving Credit Advances. Except as otherwise provided in
Section 2.02(b) and Section 2.16, each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Paying Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a
Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Paying Agent at the Paying Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Paying Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Paying Agent will make such funds available to the Borrower at the Paying Agent's address referred to in Section 8.02; provided, however, that, in the case of any such Borrowing, the Paying Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by any Swing Line Bank or any Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Swing Line Bank or such Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

            (b)   Swing  Line  Advances.   Each  Swing  Line
Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to any Swing Line Bank and the Paying Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and
(iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in accordance with Section 2.01(b), it makes the requested Swing Line Advance, such Swing Line Bank will make the amount thereof available to the Paying Agent at the Paying Agent's Account, in same day funds. After the Paying Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Paying Agent will make such funds available to the Borrower at the Paying Agent's address referred to in Section 8.02. Upon written demand by any Swing Line Bank with an outstanding Swing Line Advance, with a copy of such demand to the Paying Agent, each other Revolving Credit Lender shall purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding  Swing  Line Advance as  of  the  date  of  such
demand,  by  making  available  for  the  account   of   its
Applicable Lending Office to the Paying Agent for the account of such Swing Line Bank, by deposit to the Paying Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank that made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, such Swing Line Bank represents and warrants to such other Lender that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or the Borrower. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Paying Agent, such Revolving Credit Lender agrees to pay to the Paying Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Swing Line Bank until the date such amount is paid to the Paying Agent, at the Federal Funds Rate. If such Lender shall pay to the Paying Agent such amount for the account of such Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by such Swing Line Bank shall be reduced by such amount on such Business Day.

           (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $25,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than ten separate Revolving Credit Borrowings.

          (d) Each Notice of Revolving Credit Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Advance, as a result of such failure, is not made on such date.

           (e) Unless the Paying Agent shall have received notice from a Lender prior to the date of any Regular Borrowing that such Lender will not make available to the Paying Agent such Lender's ratable portion of such Regular Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Paying Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Paying Agent, such Lender and the Borrower severally agree to repay to the Paying Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Paying Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Paying Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

          (f) The failure of any Lender to make the Advance to be made by it as part of any Regular Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

           SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Effective Date until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that (x) such Competitive Bid Borrowing shall not exceed an amount equal to the amount by which the aggregate Unused
Revolving Credit Commitments of the Lenders in effect immediately prior to giving effect to such Competitive Bid Borrowing exceeds the Commercial Paper Set-Aside Amount at such time and (y) following the making of each Competitive Bid Borrowing, the aggregate amount of the Competitive Bid Advances of all Lenders then outstanding shall not exceed $1,500,000,000:

           (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Paying Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing,
     (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination
     Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"). Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Paying Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

           (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Paying Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Revolving Credit Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Paying Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Paying Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Paying Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Paying Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

           (iii) The Borrower shall, in turn, before 11:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                      (x)    cancel  such  Competitive   Bid
          Borrowing by giving the Paying Agent notice to that effect, or

                     (y)   accept one or more of the  offers
          made   by  any  Lender  or  Lenders  pursuant   to
          paragraph (ii) above, in its sole discretion, by giving notice to the Paying Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Paying Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Paying Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

           (iv) If the Borrower notifies the Paying Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Paying Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

           (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Paying Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such
     Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Paying Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Paying Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Paying Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Paying Agent at the Paying Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Paying Agent of such funds, the Paying Agent will make such funds available to the Borrower at the Paying Agent's address referred to in Section 8.02. Promptly after each Competitive Bid Borrowing the Paying Agent will notify each Lender of the amount and maturity of the Competitive Bid Borrowing and the aggregate amount of the Competitive Bid Advances outstanding immediately after giving effect to such Competitive Bid Borrowing.

           (vi) If the Borrower notifies the Paying Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in
     Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

          (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower and each Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

           (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, provided that a Competitive Bid Borrowing shall not be made within two Business Days of the date of any other Competitive Bid Borrowing.

           (d) The Borrower shall repay to the Paying Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the
Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

          (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

           (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall, upon the request of the Lender making such Competitive Bid Advance, be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance, which Competitive Bid Note shall be delivered by the Borrower to the Paying Agent promptly following the making of such Competitive Bid Advance in a principal amount equal to the principal amount of such Competitive Bid Advance.

           (g)   Upon delivery of each Notice of Competitive
Bid Borrowing, the Borrower shall pay a non-refundable fee of $2,000 to the Paying Agent for its own account.

           (h) Effective as of the Effective Date, (i) the competitive bid advances made to the Borrower prior to such date by Persons that are Lenders hereunder and set forth on
Schedule 2.03(h) hereto (each such competitive bid advance being an "Existing Competitive Bid Advance") in an aggregate principal amount not exceeding the total amount set forth on such Schedule will be deemed to have been made as, and be, Competitive Bid Advances hereunder and (ii) the Obligations of the Borrower in respect of the Existing Competitive Bid Advances shall be Obligations of the Borrower hereunder and shall no longer be Obligations under the documents pursuant to which such Existing Competitive Bid Advances were initially made.

           SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Paying Agent for the account of each Lender (other than the Designated Bidders) a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Facility Fee Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 1997, and on the Termination Date; provided, however, that any facility fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such facility fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no facility fee shall accrue on the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

           (b) Paying Agent's Fees. The Borrower shall pay to the Paying Agent for its own account such fees as may from time to time be agreed between the Borrower and the Paying Agent.

           SECTION 2.05. Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Paying Agent, to terminate in whole or reduce ratably in part the unused portion of the Swing Line Facility and the Letter of Credit Facility and the Unused Revolving Credit Commitments, provided that each partial reduction shall be in the aggregate amount of $25,000,000 or an integral multiple of $10,000,000 in excess thereof. The Swing Line Facility and the Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the aggregate amount of the Swing Line Facility and the Letter of Credit Facility, respectively, exceed the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

          SECTION 2.06. Repayment of Regular Advances. (a) Revolving Credit Advances. The Borrower shall repay to the Paying Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

           (b) Swing Line Advances. The Borrower shall repay to the Paying Agent for the account of each Swing Line Bank and each other Revolving Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

           (c) Letter of Credit Advances. The Borrower shall repay to the Paying Agent for the account of each Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance the outstanding principal amount of each Letter of Credit Advance made by each of them on demand.

           SECTION 2.07. Interest on Regular Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Regular Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

           (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

           (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Regular Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and
(ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

           SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Paying Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate when necessary. If any one or more of the Reference Banks shall not furnish such timely information to the Paying Agent for the purpose of determining any such interest rate, the Paying Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Paying Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Paying Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under
Section 2.07(a)(ii).

           (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Paying Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Paying Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

           (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Paying Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

           (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $25,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended for the duration of such Event of Default.

           (f) During such time as the Eurodollar Rate or the LIBO Rate, as the case may be, is determined by clause
(a)(ii) of the definition thereof, respectively, if neither Reference Bank furnishes timely information to the Paying Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

           (i) the Paying Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or LIBO
     Rate Advances, as the case may be,

           (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance) until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing the suspension of Eurodollar Rate Advances or LIBO Rate Advances no longer exist, and

           (iii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.


           SECTION 2.09. Optional Conversion of Revolving Credit Advances. The Borrower may, upon notice given to the Paying Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, on any Business Day Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(c). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion,
(ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

           SECTION 2.10. Prepayments of Regular Advances. (a) Optional. The Borrower may, upon at least three Business Days' notice in the case of Eurodollar Rate Advances and same day notice in the case of Base Rate Advances, in each case to the Paying Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Regular Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to
Section 8.04(c).

           (b) Mandatory. (i) (A) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Swing Line Advances and the Letter of Credit Advances equal to the amount by which (1) the sum of the aggregate principal amount of (w) the Revolving Credit Advances, (x) the Swing Line Advances, (y) the Letter of Credit Advances and (z) the
Competitive Bid Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (2) the amount by which (I) the Revolving Credit Facility exceeds (II) the Commercial Paper Set-Aside Amount on such Business Day. Such prepayments of the Revolving Credit Facility shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full and third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full.

           (B) The Borrower shall, on each Business Day and on the Termination Date, pay to the Paying Agent for deposit in the Letter of Credit Collateral Account an amount sufficient to cause the aggregate amount on deposit in such account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day or the Termination Date, as the case may be, provided that with respect to any payment to be made under this clause (B) on the Termination Date, the Borrower shall make such payment or, at its option, provide a "back-to-back" letter of credit to the Issuing Banks that issued the Letters of Credit outstanding at such time in a form satisfactory to such Issuing Banks and the Paying Agent in their sole discretion, issued by a bank satisfactory to such Issuing Banks and the Paying Agent in their sole discretion, in an amount equal to the aggregate Available Amount of the Letters of Credit then outstanding.

           (ii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 2.11.  Increased Costs.  (a)  If, due to either
(i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit (excluding for purposes of this
Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender
Party for such increased cost; provided, however, that a Lender claiming additional amounts under this Section 2.11(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If the Borrower so notifies the Paying Agent within ten Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.11(a), the Borrower may, upon payment of such increased cost to such Lender, replace such Lender with a Person that is an Eligible Assignee in accordance with the terms of Section 8.07 (and the Lender being so replaced shall take all action as may be necessary to assign its rights and obligations under this Agreement to such Eligible Assignee).

           (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Paying Agent), the Borrower shall pay to the Paying Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party or such corporation in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender
Party's commitment to lend or to issue Letters of Credit hereunder or the issuance or maintenance of the Letters of Credit (or similar contingent obligations). A certificate as to such amounts submitted to the Borrower and the Paying Agent by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

           SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Paying Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, (i) each Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

           SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Paying Agent at the Paying Agent's Account in same day funds. The Paying Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.04(b), 2.11, 2.14, 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender Party to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the
Register pursuant to Section 8.07(i), from and after the effective date specified in such Assignment and Acceptance, the Paying Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

           (b) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or under the Note held by such Lender
Party, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

           (c) All computations of interest, facility fees and Letter of Credit commissions shall be made by the Paying Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, facility fees or commissions are payable. Each determination by the Paying Agent of an interest rate, facility fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

           (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Paying Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Paying Agent may assume that the Borrower has made such payment in full to the Paying Agent on such date and the Paying Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Paying Agent, each Lender shall repay to the Paying Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Paying Agent, at the Federal Funds Rate.

          SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and any Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender Party or such Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
Section  2.14) such Lender Party or such Agent (as the  case  may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (c) The Borrower shall indemnify each Lender Party and each Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this
Section 2.14) imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

           (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Paying Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Paying Agent, at such address, an opinion of counsel acceptable to the Paying Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

           (e) Each Lender Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender Party remains lawfully able to do so), shall provide each of the Paying Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party assignee becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

           (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under
Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender Party shall reasonably request to assist the Lender Party to recover such Taxes.

           (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.04(b), 2.11, 2.14 or 8.04) in excess of its ratable share of payments on account of the Revolving Credit Advances, Swing Line Advances or Letter of Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances, Swing Line Advances or Letter of Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

           SECTION 2.16. Letters of Credit. (a) The Letter of Credit Facility. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (together with the Existing Letters of Credit, the "Letters of Credit") for the account of the Borrower specified by the Borrower from time to time on any Business Day during the period from the date hereof until 10 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by such Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment (or such greater amount as such Issuing Bank shall agree) and (ii) in an Available Amount for each such Letter of Credit not to exceed an amount equal to (1) the lesser of (x) the Letter of Credit Facility at such time and (y) an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time less (2) the sum of the Commercial Paper Set-Aside Amount and the Electronic L/C Reserve then in effect, provided that no Standby Letters of Credit shall be denominated in an Alternative Currency and no Trade Letter of Credit denominated in an Alternative Currency shall be issued if the aggregate Available Amount of all outstanding Letters of Credit denominated in Alternative Currencies shall exceed the equivalent Dollar amount, determined in accordance with Section 1.04, of $25,000,000. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (A) in the case of a Letter of Credit denominated in an Alternative Currency, 60 days before the Termination Date, and in all other cases, 10 days before the Termination Date and (B)
(1) in the case of a Standby Letter of Credit, one year after the date of issuance thereof (but such Standby Letter of Credit may by its terms be automatically renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank that issued such Standby Letter of Credit and the Paying Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Paying Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination")) and (2) in the case of a Trade Letter of Credit, one year after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of
Credit in any event to be extended to a date after the dates referred to in clause (A) above. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Paying Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.16(a), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of Credit under this Section 2.16(a). The Borrower and any one Issuing Bank (the "Electronic Issuing Bank") may from time to time agree to reserve under the Letter of Credit Facility an amount (the "Electronic L/C Reserve") not to exceed the Letter of Credit Facility, which reserve shall (A) be available solely for electronically issued Trade Letters of Credit from time to time in accordance with customary procedures applicable thereto and each such electronically issued Letter of Credit (an "Electronic L/C") shall be considered a Letter of
Credit for all purposes under this Agreement and (B) be established or revised upon not less than 2 Business Days' prior written notice thereof from the Borrower to the Paying Agent, provided that, upon the occurrence and during the continuance of an Event of Default, the ability to establish and maintain the Electronic L/C Reserve and the ability of an Issuing Bank to electronically issue Trade Letters of Credit under this Agreement shall be suspended.

           (b) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank or by such later date as may be agreed by the Borrower and such Issuing Bank (subject to the proviso to the last sentence in Section 2.16(a)), which shall give to the Paying Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier); provided, however, that the Borrower may request (and if such request is made, the Borrower shall represent and warrant that, after giving effect to such issuance, the aggregate Available Amount of Letters of Credit outstanding does not exceed the Letter of Credit Facility) and the Electronic Issuing Bank may issue Electronic L/Cs without the giving of notice thereof by such Issuing Bank to the Paying Agent and each Revolving Credit Lender unless and until the Paying Agent has notified such Issuing Bank that it must give such notice prior to any issuance of Letters of Credit and, provided further that the amount, if any, of the Electronic L/C Reserve shall reduce the amount of non-electronically issued Trade Letters of Credit that may be issued. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit or, in the case of Electronic L/Cs, shall be subject to the agreement entered into with the Electronic Issuing Bank with respect thereto (in each case, a "Letter of Credit Agreement"). If
(x) the requested form of such Letter of Credit is reasonably acceptable to such Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance on the grounds that the Borrower has failed to satisfy the conditions set forth in Section 3.02 from the Required Lenders, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

           (ii) Each Issuing Bank shall furnish (A) to the Paying Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and
(C) to the Paying Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

           (c) Drawing and Reimbursement. Unless the Borrower shall have paid the Paying Agent for the account of the applicable Issuing Bank simultaneously with or prior to such Issuing Bank's payment of a draft drawn under a Letter of Credit issued by it in accordance with the terms of Section 2.16(a) an amount equal to the amount of such payment (such amount to be notified to the Borrower by the Issuing Bank on the Business Day immediately preceding any such payment), the payment by such Issuing Bank of a draft drawn under any such Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft or, in the case of any such Letter of Credit denominated in an Alternative Currency, an amount equal to the Dollar equivalent of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Paying Agent, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Paying Agent for the account of such
Issuing Bank, by deposit to the Paying Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on
(i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or the Borrower. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Paying Agent, such Revolving Credit Lender agrees to pay to the Paying Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Paying Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Paying Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day. For purposes of this subsection (c), the equivalent Dollar amount of any reimbursement obligation of the Borrower in respect of any Letter of Credit denominated in an Alternative Currency, and of any obligation of the Revolving Credit Lenders to pay to the applicable Issuing Bank their Pro Rata Share of drafts drawn under any Letter of Credit that is denominated in an Alternative Currency, shall be determined by using the quoted spot rate at which the applicable Issuing Bank offers to exchange Dollars for such Alternative Currency at the office where the draft giving rise to such reimbursement obligation was presented at 11:00 A.M. local time for such office on the date on which the applicable Issuing Bank honors a draft drawn under such Letter of Credit. The applicable Issuing Bank's determination of each spot rate of exchange pursuant to this
Section 2.16(c) shall be final and conclusive in the absence of manifest error.

           (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.16(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

           (e) Obligations Absolute. The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

           (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

           (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

           (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, unless such draft or certificate is substantially different from the applicable form specified by such Letter of Credit;

           (vi) any exchange, release or non-perfection of any Letter of Credit Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

           (f) Compensation. (i) The Borrower shall pay to the Paying Agent for the account of each Revolving Credit Lender a commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of (A) all Standby Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin in effect from time to time for Eurodollar Rate Advances and (B) all Trade Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin in effect from time to time for Trade Letters of Credit, in each case, calculated for the quarterly period ending on the last
Business Day of each March, June, September and December and payable in arrears on the fifth Business Day following each such period, and on the Termination Date.

           (ii) The Borrower shall pay to each Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

           (g) Existing Letters of Credit. Effective as of the Effective Date (i) the letters of credit issued for the account of the Borrower prior to such date by Persons that are Issuing Banks hereunder and set forth on Schedule 2.16(g) hereto (such letters of credit being the "Existing Letters of Credit") in an aggregate face amount not exceeding the total amount set forth on such Schedule will be deemed to have been issued as, and be, Letters of Credit hereunder and (ii) the Existing Letters of Credit and the reimbursement obligations in respect thereof shall be Obligations of the Borrower hereunder and shall no longer be Obligations under the documents pursuant to which such Existing Letters of Credit were initially issued.

           SECTION 2.17.  Use of Proceeds.  The proceeds  of  the
Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries.

           SECTION 2.18. Defaulting Lenders. (a) If at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law: (x) replace such Lender with a Person that is an Eligible Assignee in accordance with the terms of Section 8.07 (and the Lender being so replaced shall take all action as may be necessary to assign its rights and obligations under this Agreement to such Eligible Assignee) and (y) set off and otherwise apply the Obligation of the
Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. If on any date the Borrower shall so set off and otherwise apply its Obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on such date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to
Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Paying Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender that is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Paying Agent as specified in subsection (b) or (c) of this
Section 2.18.

           (b) If at any one time (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Paying Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Paying Agent for the account of such Defaulting Lender, then the Paying Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. If the Paying Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Paying Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Paying Agent shall be retained by the Paying Agent or distributed by the Paying Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Paying Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Paying Agent and the other Lenders, in the following order of priority:

           (i)   first,  to  the Paying Agent for  any  Defaulted
     Amount then owing to the Paying Agent; and

           (ii)  second,  to any other Lenders for any  Defaulted
     Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining after giving effect to the amount applied by the Paying Agent pursuant to this subsection (b) shall be applied by the Paying Agent as specified in subsection (c) of this Section 2.18.

           (c) If at any one time (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Paying Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Paying Agent to be held by the Paying Agent, to the fullest extent permitted by applicable law, in escrow or the Paying Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Paying Agent in escrow under this subsection (c) shall be deposited by the Paying Agent in an account with Citibank, in the name and under the control of the Paying Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Paying Agent in escrow under, and applied by the Paying Agent from time to time in accordance with the provisions of, this subsection (c). The Paying Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such
Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Paying Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Paying Agent for any amount then due and payable by such Defaulting Lender to the Paying Agent hereunder;

           (ii) second, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other
     Lenders   hereunder,   ratably  in  accordance   with   such
     respective  amounts  then  due and  payable  to  such  other
     Lenders; and

           (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that such Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Paying
Agent  in  escrow  at such time with respect to  such  Defaulting
Lender shall be distributed by the Paying Agent to such Defaulting Lender and applied by such Defaulting Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

           (d) The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Paying Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

           SECTION 2.19. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Paying Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender.

     (b)  The Register maintained by the Paying Agent pursuant to
Section 8.07 shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Paying Agent from the Borrower hereunder and each Lender's share thereof.

      (c) Notwithstanding anything to the contrary contained in this Agreement, entries made in good faith by the Paying Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Paying Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

     (d) References herein to Notes shall mean and be references to Revolving Credit Notes and Competitive Bid Notes to the extent issued hereunder.

                          ARTICLE III

            CONDITIONS TO EFFECTIVENESS AND LENDING

            SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

           (a) There shall have occurred no Material Adverse Change since February 1, 1997. Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect. Without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have reasonably requested.

           (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably  likely  to  have a Material  Adverse  Effect  or
     (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

           (c) All amounts owing under the Existing Credit Agreement shall have been (or shall be concurrently with the Initial Extension of Credit) paid in full in cash (or otherwise satisfied with respect to Existing Letters of Credit and the Existing Competitive Bid Advances) and all Commitments (as defined in the Existing Credit Agreement) shall have been terminated.

           (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender Parties that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

           (e) The Borrower shall have paid all accrued fees and expenses of the Agents and the Lender Parties (including the reasonable accrued fees and expenses of counsel to the Agents).

           (f) On the Effective Date, the following statements shall be true and the Paying Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                      (i)   The  representations  and  warranties
          contained in Section 4.01 are correct on and as of the Effective Date, and

                     (ii) No event has occurred and is continuing or would result from the Initial Extension of Credit that constitutes a Default.

           (g) The Paying Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Paying Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender Party:

                     (i)  The Revolving Credit Notes to the order
          of  each  of the Lenders that have requested  Revolving
          Credit Notes prior to the Effective Date.

                     (ii) Certified copies of the resolutions  of
          the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents (including, without limitation, charters and bylaws)
          evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                     (iii)     A certificate of the Secretary  or
          an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                     (iv)  A  favorable opinion  of  Jones,  Day,
          Reavis & Pogue, counsel for the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender Party through the Paying Agent may reasonably request.

                      (v)   A  favorable  opinion  of  Dennis  J.
          Broderick, General Counsel for the Borrower, in form and substance satisfactory to the Paying Agent.

                     (vi)  A  favorable  opinion  of  Shearman  &
          Sterling, counsel for the Agents, in form and substance satisfactory to the Agents.

           SECTION 3.02. Conditions Precedent to Each Regular Borrowing and each Issuance and Renewal of Letters of Credit. The obligation of each Lender to make a Regular Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.16(c), or a Swing Line Advance made by a Revolving Credit Lender pursuant to
Section 2.02(b)) on the occasion of each Regular Borrowing (including the initial Borrowing), the obligation of each Swing Line Bank to make a Swing Line Advance on the occasion of each Swing Line Borrowing and the obligation of each Issuing Bank to issue Letters of Credit (including the initial issuance) or renew a Standby Letter of Credit from time to time shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, issuance or renewal
(a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or such Letter of Credit Issuance or the renewal of such Standby Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, issuance or renewal such statements are true):

           (i)   the representations and warranties contained  in
     Section 4.01 are correct on and as of the date of such Borrowing, issuance or renewal, before and after giving effect to such Borrowing, issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, issuance or renewal, in which case as of such specific date; and

           (ii) no event has occurred and is continuing, or would result from such Borrowing, issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default;

and   (b)  the  Paying  Agent  shall  have  received  such  other approvals, opinions or documents as any Lender through the Paying
Agent may reasonably request.

          SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Paying Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid
Borrowing, but prior to such Competitive Bid Borrowing, the Paying Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing for each such Lender that shall have requested such Note prior to the date of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

           (a)   the representations and warranties contained  in
     Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, in which case as of such specific date;

           (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

           (c) no event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agents and each Lender Party by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

           SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Paying Agent such Lender Party's ratable portion of such Borrowing.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

           SECTION 4.01.  Representations and Warranties  of  the
Borrower.  The Borrower represents and warrants as follows:

           (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

           (b) The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or
     (ii) law or any contractual restriction binding on or affecting the Borrower.

           (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or any other Loan Document except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

           (d) This Agreement has been, and each of the other Loan Documents when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at February 1, 1997, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of KPMG Peat Marwick LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at May 3, 1997, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at May 3, 1997, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since February 1, 1997, there has been no Material Adverse Change.

           (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or
     (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

           (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

           (h) The Borrower is not (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (ii) a "holding company", as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

           (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability to the Borrower or any ERISA Affiliate.

           (j) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in
     Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no material adverse change in the funding status of any such Plan since such date.

           (k) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could be reasonably expected to result in a material liability of the Borrower or any ERISA Affiliate.

           (l) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA which reorganization or termination could be reasonably expected to result in a material liability of the Borrower or any ERISA Affiliate, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA which reorganization or termination could be reasonably expected to result in a material liability of the Borrower or any ERISA Affiliate.

           (m) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.01(h), the Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.


                           ARTICLE V

                   COVENANTS OF THE BORROWER

           SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding (and not cash collateralized or for which a "back-to-back" letter of credit shall not have been issued pursuant to
Section 2.10(b)(i)(B)) or any Lender Party shall have any Commitment hereunder, the Borrower will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such to include, without limitation, compliance with ERISA and Environmental Laws except, in any case, where the failure so to comply, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

           (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (x) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors and (y) if such non-payments, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

           (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates except where failure to maintain such insurance could not be reasonably expected to have a Material Adverse Effect.

            (d)    Preservation  of  Corporate  Existence,   Etc.
     Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except, with respect to such rights, permits, licenses, approvals, and privileges, where the failure to do so could not be reasonably expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Borrower nor any of its
     Subsidiaries  shall  be  required to  preserve  or  maintain
     (i) the corporate existence of any Minor Subsidiary if the Board of Directors of the parent of such Minor Subsidiary, or an executive officer of such parent to whom such Board of Directors has delegated the requisite authority, shall determine that the preservation and maintenance thereof is no longer desirable in the conduct of the business of such parent and that the loss thereof is not disadvantageous in any material respect to the Borrower, such parent, the Agents or the Lender Parties or (ii) any right, permit, license, approval or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary, the Agents or the Lender Parties.

           (e) Visitation Rights. At any reasonable time and from time to time, (i) permit any Agent or any of the Lender Parties or any agents or representatives thereof, (x) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and (y) to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants, provided, however, that with respect to the Lender Parties and their rights described in clause (x) above, so long as no Event of Default shall have occurred and be continuing, such Lender Parties shall exercise rights at the same time (such time to be arranged by the Paying Agent with the Borrower) and (ii) take such action as may be necessary to authorize its independent certified public accountants to disclose to the Persons described in clause (i) above any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, or the substance of any information that such accountants may have with respect to the business, financial condition or results of operations of the Borrower or any of its Subsidiaries.

           (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (g) Maintenance of Properties, Etc. Except as otherwise permitted pursuant to Section 5.02(e), or where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (h)  Reporting Requirements.  Furnish to the Lenders:

                     (i)   as soon as available and in any  event
          within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the
          Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the
          Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the then applicable Public Debt Ratings and Interest Coverage Ratio and the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                     (ii)  as soon as available and in any  event
          within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing a Consolidated balance sheet of the Borrower and its
          Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders by KPMG Peat Marwick LLP or other independent public accountants acceptable to the Required Lenders and certificates of the chief financial officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the then applicable Public Debt Ratings and Interest Coverage Ratio and the calculations necessary to demonstrate compliance with
          Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with
          Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                     (iii)      as  soon as possible and  in  any
          event within five days after any Responsible Officer becomes aware of the occurrence of each Default and each event, development or circumstance that has or could reasonably be expected to have a Material Adverse Effect in each case continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default, event, development or other circumstance (including, without limitation, the anticipated effect thereof) and the action that the Borrower has taken and proposes to take with respect thereto;

                     (iv)  promptly after the sending  or  filing
          thereof, copies of all reports that the Borrower sends to any of the holders of any class of its outstanding securities, and copies of all reports and registration statements (in the form in which such registration statements become effective), other than registration statements on Form S-8 or any successor form thereto, that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                    (v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f);

                     (vi)  as soon as possible, and in any  event
          within five Business Days after any change in the then applicable Public Debt Rating, a certificate of the chief financial officer of the Borrower setting forth such Public Debt Rating; and

                     (vii)      such other information respecting
          the business, condition (financial or otherwise), operations, properties or prospects of Borrower or any of its Subsidiaries as any Lender Party through either Administrative Agent may from time to time reasonably request.

           (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than, so long as no Default has occurred and is continuing, transactions in the ordinary course of business between or among the Borrower and any of its Subsidiaries if such transaction could not reasonably be expected to have a Material Adverse Effect.


           SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding (and not cash collateralized or for which a "back-to-back" letter of credit shall not have been issued pursuant to
Section 2.10(b)(i)(B)) or any Lender Party shall have any Commitment hereunder, the Borrower will not:

           (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                     (i)  Liens created or existing under the
               Loan Documents;

                    (ii) Permitted Liens;

                    (iii)      the  Liens existing on  the  date
          hereof and described on Schedule 5.02(a) hereto;

                     (iv)  purchase money Liens upon or  in  real
          property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property or equipment), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, constructed or improved (except that Liens incurred in connection with the construction or improvement of real property may extend to additional real property immediately contiguous to such property being constructed or improved) and no such extension, renewal or replacement shall extend to or cover any such properties not theretofore subject to the Lien being extended, renewed or replaced;

                      (v)    Liens  arising  in  connection  with
          Capitalized Leases permitted under Section 5.02(d)(vii); provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases;

                     (vi)  Liens on property of a Person existing
          at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens (other than replacement Liens permitted under clause (xi) below) were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

                     (vii)      Liens on accounts receivable  and
          other related assets arising solely in connection  with
          the   sale   or  other  disposition  of  such  accounts
          receivable pursuant to Section 5.02(e)(ii);

                     (viii)    Liens securing Documentary L/Cs or
          Trade Letters of Credit; provided that no such Lien shall extend to or cover any assets of the Borrower or any of its Subsidiaries other than the inventory (and bills of lading and other documents related thereto) being financed by any such Documentary L/C or Trade Letter of Credit, as the case may be;

                     (ix) Liens in respect of goods consigned to the Borrower or any of its Subsidiaries in the ordinary course of business; provided that such Liens are limited to the goods so consigned;

                      (x)   financing  statements  filed  in  the
          ordinary course of business solely for notice purposes in respect of operating leases and in-store retail licensing arrangements entered into in the ordinary course of business;

                     (xi)  Liens  securing Debt incurred  by  the
          Borrower or its Subsidiaries, in an aggregate amount at any time outstanding not to exceed $250,000,000; and

                      (xii)      the  replacement,  extension  or
          renewal of any Lien permitted by clause (iii),  (v)  or
          (vi) above upon or in the same property theretofore subject thereto or, in the case of Liens on real property and related personal property of the Borrower or any of its Subsidiaries, upon or in substitute property of like kind of the Borrower or such Subsidiary, as the case may be, determined in good faith by the Board of Directors of the Borrower or such Subsidiary to be of the same or lesser value than the property theretofore subject thereto, or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

           (b) Mergers, Etc. Merge or consolidate with or into any Person, or permit any of its Material Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge into the Borrower and the Borrower may merge with any other Person so long as the Borrower is the surviving corporation and (iii) in connection with any acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, so long as the Person surviving such merger shall be a Subsidiary of the Borrower, provided, in each case, that no Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

          (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

           (d) Subsidiary Debt. Permit any of its Subsidiaries to create, assume or suffer to exist, any Debt other than:

                    (i) Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower;

                     (ii) in the case of FDS National Bank, Debt owed to the Borrower and incurred in connection with the financing of accounts receivable in an aggregate principal amount not to exceed $200,000,000 at any time outstanding;

                    (iii) Debt existing on the Effective Date and described on Schedule 5.02(d) hereto (the "Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing;

                     (iv)  Debt  secured  by Liens  permitted  by
          Section   5.02(a)(iv)   aggregating   not   more   than
          $75,000,000 at any one time outstanding;

                     (v)  unsecured Debt incurred in the ordinary
          course   of  business  aggregating  for  all   of   the
          Borrower's Subsidiaries not more than $150,000,000 at any one time outstanding;

                     (vi)  indorsement of negotiable  instruments
          for deposit or collection or similar transactions in the ordinary course of business;

                    (vii)     Capitalized Leases not to exceed in
          the aggregate $100,000,000 at any time outstanding;

                     (viii)     Debt  secured by Liens  permitted
          pursuant to Section 5.02(a)(xi);

                     (ix)  Debt incurred in connection  with  the
          sale  or  other   disposition  of  accounts  receivable
          pursuant to Section 5.02(e)(ii) arising in connection with the Receivables Financing Facility, including, without limitation, Debt consisting of indemnification obligations of the Borrower's Subsidiaries and the Borrower's guaranty thereof and Debt in respect of Hedge Agreements, provided that such Hedge Agreements shall be non-speculative in nature (including, without limitation, with respect to the term and purpose thereof);

                     (x)  Debt in respect of Documentary L/Cs  in
          an   aggregate   Available   Amount   not   to   exceed
          $250,000,000 at any time outstanding; and

                     (xi)  Debt  of  any Person  that  becomes  a
          Subsidiary of the Borrower after the date hereof that is existing at the time such Person becomes a Subsidiary of the Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower) and any Debt extending the maturity of, or refunding or refinancing, such Debt, in whole or in part, provided that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing.

           (e)  Sales, Etc. of Assets.  Sell, lease, transfer  or
     otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except (i) sales of assets for fair value, provided that the aggregate value of assets sold, leased, transferred or otherwise disposed of pursuant to this clause during the term of this Agreement shall not be greater than 20% of the value of the total Tangible Assets of the Borrower and its Subsidiaries on a Consolidated basis as of February 1, 1997 (as shown on the Consolidated balance sheet of the Borrower and its
     Subsidiaries on such date), and (ii) the sale or other disposition of accounts receivable and related charge accounts in the ordinary course of business of the Borrower and its Subsidiaries pursuant to the Receivables Financing Facility and the sale of certain accounts receivable to General Electric Capital Corporation.

          (f) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof, except where such change could not be reasonably expected to have a Material Adverse Effect.

           SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding (and not cash collateralized or for which a "back-to-back" letter of credit shall not have been issued pursuant to
Section 2.10(b)(i)(B)) or any Lender Party shall have any Commitment hereunder, the Borrower will:

           (a) Leverage Ratio. Maintain at the end of each Measurement Period a Leverage Ratio not greater than 0.62 to 1.0.

           (b) Interest Coverage Ratio. Maintain at the end of each Measurement Period an Interest Coverage Ratio of at least 3.25 to 1.0.


                           ARTICLE VI

                       EVENTS OF DEFAULT

           SECTION  6.01.   Events of Default.   If  any  of  the
following events ("Events of Default") shall occur and be continuing:

           (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under any Loan Document within three Business Days after the same becomes due and payable; or

           (b) Any representation or warranty made by the Borrower herein (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

           (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in
     Section 5.01(d), (e), (h) or (i), 5.02 (other than, with respect to Section 5.01(h) and 5.02(a), to the extent described in clause (ii) below) or 5.03, or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.02(a) (solely with respect to the imposition of non-consensual Liens) or
     Section 5.01(h)(i) or (ii) if such failure shall remain unremedied for 10 days or (iii) the Borrower shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Paying Agent or any Lender Party; or

          (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $30,000,000 (or its equivalent in any Alternative Currency) in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

           (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

           (f) Any judgment or order for the payment of money in excess of $30,000,000 (or its equivalent in any Alternative Currency) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall only be an Event of Default under this Section 6.01(f) if and to the extent that the amount of such judgment or order not covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof exceeds $30,000,000 so long as such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

           (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 20 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower
     (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management and policies of the Borrower; or

           (i) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to such ERISA Event) exceeds $30,000,000; or

           (j) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $30,000,000 or requires payments exceeding $5,000,000 per annum; or

           (k) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $5,000,000; or

           (l) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing;

then, and in any such event, the Paying Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.16(c) and other than Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the United States Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.16(c) and other than Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

           SECTION 6.02. Actions in Respect of the Letters of Credit upon Event of Default. (a) If, at any time and from time to time, any Letters of Credit shall have been issued by any Issuing Bank hereunder and (i) an Event of Default shall have occurred and be continuing, (ii) the Borrower shall have given notice of prepayment in whole under Section 2.10 of all Advances or shall have prepaid in whole all Advances, (iii) the Termination Date shall have occurred or (iv) if at any time, as a result of prepayments pursuant to Section 2.10, the Termination Date shall be a date not more than 30 days following the expiration of any Letter of Credit, then, upon the occurrence of any of the events described in clauses (i) through (iv) above, the Paying Agent may, and upon the request of any Issuing Bank or of the Required Lenders shall, whether in addition to the taking by any Agent of any of the actions described in Article VI or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Paying Agent for its benefit and the ratable benefit of the Lender Parties in same day funds at the Paying Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of the Paying Agent and under the sole dominion and control of the Paying Agent for the benefit of the Paying Agent and the ratable benefit of the Lender Parties at such place as shall be designated by the Paying Agent, an amount equal to the amount of the Letter of Credit Obligations.

           (b) The Borrower hereby pledges and assigns to the Paying Agent for its benefit and the ratable benefit of the Lender Parties, and grants to the Paying Agent for its benefit and the ratable benefit of the Lender Parties a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

           (i) the Letter of Credit Collateral Account, all cash deposited therein, and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

           (ii) all Eligible Securities from time to time held by the Paying Agent and all certificates and instruments from time to time representing or evidencing Eligible Securities;

           (iii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Paying Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

           (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

           (v)   to the extent not covered by clauses (i) through
     (iv)  above,  all  proceeds of any or all of  the  foregoing
     Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all Obligations of the Borrower now or hereafter existing hereunder and under any other Loan Document.

          (c) The Borrower hereby authorizes the Paying Agent to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Paying Agent may elect, as shall have become or shall become due and payable by the Borrower to the Lender Parties in respect of the Letters of Credit.

           (d) Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in Section 6.02(h); provided, however, that as long as no Event of Default shall have occurred and be continuing, and to the extent that there is an amount in excess of $1,000,000 in the Letter of Credit Collateral Account at the end of any Business Day after taking into account applications of funds, if any, from the Letter of Credit Collateral Account made pursuant to Section 6.02(c), the Paying Agent will, at the written request of the Borrower, from time to time invest amounts on deposit in the Letter of Credit Collateral Account in such Eligible Securities as the Borrower may select and the Paying Agent may approve; provided further that the
Borrower shall take such action as the Paying Agent may deem necessary or desirable to create a perfected security interest in favor of the Paying Agent on behalf of itself and the Lender Parties in any such Eligible Securities. If the Borrower shall have the right to have amounts on deposit in the Letter of Credit Collateral Account invested by the Paying Agent, but shall have failed to request the Paying Agent to invest such amounts, the Paying Agent will endeavor to invest such amounts in such Eligible Securities as the Paying Agent shall select. Any interest received by the Paying Agent in respect of Eligible Securities shall be credited against the Letter of Credit Obligations. Non-interest proceeds from Eligible Securities that are not invested or reinvested in Eligible Securities as provided above shall be deposited and held in cash in the Letter of Credit Collateral Account under the sole dominion and control of the Paying Agent.

           (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 6.02.

          (f) If any Event of Default shall have occurred and be continuing:

           (i) The Paying Agent may, in its sole discretion, without notice to the Borrower except as required by law and at any time from time to time, charge, set off and otherwise apply all or any part of first, the Letter of Credit Obligations and second, the other Obligations of the Borrower now or hereafter existing under any of the Loan Documents, against the Letter of Credit Collateral Account or any part thereof, in such order as the Paying Agent shall elect. The Paying Agent agrees promptly to notify the Borrower after any such set-off and application made by the Paying Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Paying Agent under this
     Section 6.02(f) are in addition to other rights and remedies (including other rights of set-off) that the Paying Agent may have.

           (ii) The Paying Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time, and the Paying Agent may, without notice except as specified below, sell the Letter of Credit Collateral or any part thereof in one or more parcels at public or private sale, at any of the Paying Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Paying Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Paying Agent shall not be obligated to make any sale of Letter of Credit Collateral or any part thereof, regardless of notice of sale having been given. The Paying Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (iii) Any cash held in the Letter of Credit Collateral Account, and all cash proceeds received by the Paying Agent in respect of any sale of, collection from or other realization upon all or any part of the Letter of Credit Collateral Account may, in the discretion of the Paying
     Agent, then or at any time thereafter be applied (after payment of any amounts payable pursuant to Section 8.04) in whole or in part by the Paying Agent for the ratable benefit of the Lender Parties against all or any part of the obligations of the Borrower now or hereafter existing under any of the Loan Documents in such order as the Paying Agent may elect.

          (g) The Paying Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Paying Agent accords its own property, it being understood that the Paying Agent shall not have any responsibility or liability (i) for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Eligible Securities, whether or not the Paying Agent has or is deemed to have knowledge of such matters, (ii) for taking any necessary steps to preserve rights against any parties with respect to the Letter of Credit Collateral, (iii) for the collection of any proceeds from Eligible Securities, (iv) by reason of any invalidity, lack of value or uncollectability of any of the payments received by the Paying Agent from obligors with respect to Eligible Securities, or (v) for any loss resulting from investments made pursuant to Section 6.02(d), except to the extent such loss was attributable to the Paying Agent's gross negligence or wilful misconduct in complying with
Section 6.02(d), or (vi) in connection with any investments made pursuant to Section 6.02(d) without a written request from the Borrower, or any failure by the Paying Agent to make any such investment.

           (h) Any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the obligations of the Borrower under this Agreement and under any other Loan Document after the Termination Date shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                          ARTICLE VII

                           THE AGENTS

           SECTION 7.01. Authorization and Action. Each Lender Party hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Agent's Reliance, Etc. No Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (i) may treat the payee of any Note as the holder thereof until the Paying Agent receives and accepts an Assignment and Acceptance entered into by the Lender Party that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or
oral)   made  in  or  in  connection  with  the  Loan  Documents;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

           SECTION 7.03. Citibank, Chase and Affiliates. With respect to their Commitments, the Advances made by them and the
Note issued to them, Citibank and Chase shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though they were not the Agents; and the terms "Lender" or "Lenders" and "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Citibank and Chase in their individual capacities. Citibank, Chase and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank and Chase were not the Agents and without any duty to account therefor to the Lender Parties.

           SECTION 7.04. Lender Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. (a) Each Lender Party (other than the Designated Bidders) severally agrees to indemnify the Agents, the Syndication Agent and the Documentation Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits or costs or reasonable expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent, Syndication Agent or Documentation Agent, as the case may be, in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent, Syndication Agent or
Documentation Agent, as the case may be, under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of any Agent, Syndication Agent or Documentation Agent, as the case may be. Without limitation of the foregoing, each Lender Party (other than the Designated Bidders) agrees to reimburse each Agent, Syndication Agent or Documentation Agent, as the case may be, promptly upon demand for its ratable share of any reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent, Syndication Agent or Documentation Agent, as the case may be is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) their respective Unused Revolving Credit Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse such Agent, Syndication Agent or Documentation Agent, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent, Syndication Agent or Documentation Agent, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent, Syndication Agent or Documentation Agent, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent, Syndication Agent or Documentation Agent, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this
Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

           (b) Each Lender Party (other than the Designated Bidders) severally agrees to indemnify each Issuing Bank (to the extent not reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party (other than the Designated Bidders) agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(b), the Lenders Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (c) their respective Unused Revolving Credit Commitments at such time. The failure of any Lender party (other than a Designated Bidder) to reimburse such Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          SECTION 7.06. Successor Agents. Either Administrative Agent or the Paying Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent or Paying Agent, as the case may be, subject, so long as no Default shall have occurred and be continuing, to the consent of the Borrower (which consent shall not be unreasonably withheld or delayed). If no successor Administrative Agent or Paying Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Paying Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent or Paying Agent, then the retiring Administrative Agent or Paying Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent or Paying Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent or Paying Agent hereunder by a successor Administrative Agent or Paying Agent, such successor Administrative Agent or Paying Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent or Paying Agent, and the retiring Administrative Agent or Paying Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's or Paying Agent's resignation or removal hereunder as Administrative Agent or Paying Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Paying Agent under this Agreement.


                          ARTICLE VIII

                         MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders and other than any Lender that is, at such time, a Defaulting Lender), do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments, the aggregate Available Amount of outstanding Letters of Credit or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by each Swing Line Bank or Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Line Banks or of the Issuing Banks, as the case may be, under this Agreement or any Note; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agents or the Paying Agent, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agents or Paying Agent, as the case may be, under this Agreement or any Note.

           SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 7 West Seventh Street, Cincinnati, Ohio 45202, Attention: Chief Financial Officer, with a copy to General Counsel; if to any Initial Lender, Swing Line Bank or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if Citibank in its capacity as Paying Agent or Administrative Agent, at its address at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Leonard Sarcona, Loan Syndications, with a copy to 399 Park Avenue, New York, New York 10043 Attention: Allen Fisher; or, as to the Borrower, the Paying Agent or such Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Paying Agent. All such notices and communications shall, (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telegraph, telecopier or telex, be effective when the same is confirmed by telephone, telecopier confirmation or return telecopy or telex answerback, respectively, except that notices and communications to the Paying Agent pursuant to Article II, III or VII shall not be effective until received by the Paying Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

           SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Paying
Agent and the Administrative Agents in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Paying Agent and the Administrative Agents with respect thereto and with respect to advising the Paying Agent and the Administrative Agents as to their rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Paying Agent, the Administrative Agents and the Lenders, if any
(including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Paying Agent, the Administrative Agents and each Lender Party in connection with the enforcement of rights under this Section 8.04(a).

          (b) The Borrower agrees to indemnify and hold harmless the Agents and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Loan Documents, any of the transactions contemplated thereby or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any of its security holders or creditors arising out of, related to or in connection with the Facilities, the actual or proposed use of the Advances, the Loan Documents or any of the transactions contemplated thereby, except
(a) to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct and (b) for direct, as opposed to consequential, damages for breach of the Indemnified Parties' obligations hereunder.

           (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e),
2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

           (d) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Paying Agent or any Lender, in its sole discretion.

           (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

            SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and
(ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agents to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender Party, whether or not such Lender Party shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its Affiliates may have.

           SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agents and when the Paying Agent shall have been notified by each Initial Lender and Initial Issuing Bank that such Initial Lender or Initial Issuing Bank, as the case may be, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

             SECTION   8.07.    Assignments,   Designations   and
Participations. (a) Each Lender (other than the Designated Bidders) may, and if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.11) upon at least ten Business Days' notice to such Lender and the Paying Agent will, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Paying Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,000.
           (b) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee (unless paid pursuant to Section 8.07(a)) of $2,000 for each Assignment and Acceptance between an Issuing Bank and its Affiliate or another Issuing Bank or $3,000 for each other Assignment and Acceptance.

           (c) Upon the execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

           (d) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agents by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

           (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes, if any, subject to such assignment, the Paying Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice and if so requested by the assignee, the Borrower, at its own expense, shall execute and deliver to the Paying Agent in exchange for the surrendered Revolving Credit Note a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder and so requests, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered
Revolving Credit Note or Notes, if any, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

           (f) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to
Section 2.03; provided, however, that (i) no such Lender shall be entitled to make more than two such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to
Section 2.03, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to
Section 2.03 and the obligations related thereto.

            (g) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon any Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agents by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

           (h) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Paying Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

           (i) The Paying Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Paying Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (j) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (k) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished  to  such  Lender  by or on  behalf  of  the  Borrower;
provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

           (l) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.
          SECTION 8.08. Confidentiality. None of the Agents or any Lender Party shall disclose any Confidential Information to any Person without the written consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates to whom disclosure is required to enable any such Agent or Lender Party to perform its obligations under this Agreement or in connection with the administration or monitoring of the Loan Documents by such Agent or Lender Party and their officers, directors, employees, agents, representatives and advisors and to actual or prospective Eligible Assignees and participants, and that, in each case, are advised of the confidential nature of such Confidential Information, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it in connection with the Competitive Bid Advances made by, and the rating of, any Designated Bidder, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

           SECTION 8.09. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, unless such documents are substantially different from the applicable form specified by such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

           SECTION 8.10.  Governing Law.  This Agreement and  the
Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

           SECTION 8.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Paying Agent could purchase the Original Currency with the Other Currency at 9:00 A.M. (New York City time) on the first Business Day preceding that on which final judgment is given.

           (b) The obligation of the Borrower in respect of any sum due in the Original Currency from it to any Lender Party or the Paying Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender Party or the Paying Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender Party or the Paying Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender Party or the Paying Agent (as the case may be) in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender Party or the Paying Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender Party or the Paying Agent (as the case may be) in the Original Currency, such Lender Party or the Paying Agent (as the case may be) agrees to remit to the Borrower such excess.

           SECTION 8.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

           (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           SECTION 8.14. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              FEDERATED DEPARTMENT STORES, INC.,
                                  as Borrower

                              By:  /s/ Ronald W. Tysoe
                                  Title:  Vice Chairman and Chief
                                          Financial Officer


                              CITIBANK, N.A.,
                                     as Paying Agent, as Administrative
                                     Agent, as Initial Lender and as
                                     Initial Issuing Bank

                              By:  /s/ Allen Fisher
                                   Title:    Vice President -
                                             Attorney-in-Fact


                              THE CHASE MANHATTAN BANK,
                                     as Administrative Agent, as Initial
                                     Lender and as Initial Issuing Bank

                              By:  /s/ Ellen Gertz
                                 Title:  Vice President


                              BANKBOSTON, N.A.,
                                  as Syndication Agent and as Initial Lender

                              By:  /s/ Judith C E Kelly
                                 Title:  Vice President


                              THE BANK OF AMERICA, National Trust & Savings
                                   Association, as Documentation Agent and
                                   as Initial Lender

                              By:  /s/ Sandra S. Ober
                                 Title:  Vice President

                   Additional Initial Lenders



                              ARAB BANK PLC, GRAND CAYMAN


                              By:  /s/ Backer Ali
                                  Name:  Backer Ali
                                  Title:  Vice President and Controller



                              THE ASAHI BANK, LTD.

                              By:  /s/ Douglas E. Price
                                  Name:  Douglas E. Price
                                  Title:  Senior Vice President



                              PT. BANK NEGARA INDONESIA (PERSERO)

                              By:  /s/ Dewa Suthapa
                                  Name:  Dewa Suthapa
                                  Title:  General Manager



                              BANK OF MONTREAL

                              By:  /s/ DW Rourke
                                  Name:  DW Rourke
                                  Title:  Director



                              THE BANK OF NEW YORK


                              By:  /s/ Paula M. DiPonzio
                                  Name:  Paula M. DiPonzio
                                  Title:  Vice President


                              BANK ONE, N.A.

                              By:  /s/ Kevin T. McConnell
                                  Name:  Kevin T. McConnell
                                  Title:  Vice President


                              THE BANK OF TOKYO - MITSUBISHI LTD.,
                              CHICAGO BRANCH

                              By:  /s/ Hajime Watanabe
                                  Name:  Hajime Watanabe
                                  Title:  Deputy General Manager


                              BANQUE PARIBAS

                              By:  /s/ Mary T. Finnegan
                                  Name:  Mary T. Finnegan
                                  Title:  Group Vice President


                              By:  /s/ John J. McCormick
                                  Name:  John J. McCormick, III
                                  Title:  Vice President


                              BARNETT BANK

                              By:  /s/ E. Bradly Jones
                                  Name:  E. Bradly Jones
                                  Title:  Vice President


                              CAISSE NATIONALE DE CREDIT AGRICOLE

                              By:  /s/ Dean Balice
                                  Name:  Dean Balice
                                  Title:  Senior Vice President
                                          Branch Manager

                              COMERICA BANK

                              By:  /s/ Hugh G. Porter
                                  Name:  Hugh G. Porter
                                  Title:  Vice President


                              CREDIT SUISSE FIRST BOSTON

                              By:  /s/ Chris T. Horgan
                                  Name:  Chris T. Horgan
                                  Title:  Vice President


                              By:  /s/ Edward E. Barr
                                  Name:  Edward  E. Barr
                                  Title:  Associate


                              THE FIFTH THIRD BANK

                              By:  /s/ Andrew K. Havck
                                  Name: Andrew  K. Havck
                                  Title:  Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO

                              By:  /s/ Vincent R. Henchek
                                   Name:  Vincent R. Henchek
                                   Title:  Vice President


                              THE FIRST NATIONAL BANK OF MARYLAND

                              By:  /s/ Carol A. Dalton
                                  Name:  Carol A. Dalton
                                  Title:  Vice President


                              FLEET NATIONAL BANK

                              By:  /s/ Richard Seufert
                                  Name:  Richard Seufert
                                  Title:  Vice President


                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                              By:  /s/ Penelope J. B. Cox
                                  Name:  Penelope J. B. Cox
                                  Title:  Vice President


                              MELLON BANK, N.A.

                              By:  /s/ Joan W. Bird
                                  Name:  Joan W. Bird
                                  Title:  Vice President


                              THE MITSUI TRUST & BANKING COMPANY, LTD.

                              By:  /s/ Margaret Holloway
                                  Name:  Margaret Holloway
                                  Title:  Vice President and Manager


                              NATIONAL BANK OF KUWAIT

                              By:  /s/ Muhamnad Kamal
                                  Name:  Muhamnad Kamal
                                  Title:  Executive Manager

                              By:  /s/ Robert J. McNeill
                                  Name:  Robert  J. McNeill
                                  Title:  Deputy Division Manager


                              PNC BANK, OHIO, NATIONAL ASSOCIATION

                              By:  /s/ Bruce A. Kintner
                                  Name:  Bruce A. Kintner
                                  Title:  Vice President


                              THE SANWA BANK, LIMITED, NEW YORK BRANCH

                              By:  /s/ Jean-Michel Fatovic
                                  Name:  Jean-Michel Fatovic
                                  Title:  Vice President


                              SOCIETE GENERALE, CHICAGO BRANCH

                              By:  /s/ Paul Dalle Molle
                                  Name:  Paul Dalle Molle
                                  Title:  Regional Manager - Midwest


                              STANDARD CHARTERED  BANK, N.A.


                              By:  /s/ Kristina McDavid
                                  Name:  Kristian McDavid
                                  Title:  Vice President


                              By:  /s/ David D. Cutting
                                  Name:  David   D. Cutting
                                  Title:  Senior Vice President


                              STAR BANK, N.A.

                              By:  /s/ Jane L. Lewis
                                  Name:  Jane L. Lewis
                                  Title:  Assistant Vice President


                              THE SUMITOMO BANK, LTD. NEW YORK BRANCH

                              By:  /s/ Kazuyoshi Ogawa
                                  Name:  Kazuyoshi Ogawa
                                  Title:  Joint General Manager


                              SUNTRUST BANK CENTRAL FLORIDA, N.A.

                              By:  /s/ Harold Bitler
                                  Name:  Harold Bitler
                                  Title:  First Vice President


                              UNION BANK OF CALIFORNIA, N.A.

                              By:  /s/ Timothy P. Sterb
                                  Name:  Timothy P. Sterb
                                  Title:  Vice President


                              WACHOVIA BANK, N.A.

                              By:  /s/ Holger B. Ebert
                                  Name:  Holger  B. Ebert
                                  Title:  Vice President


                           SCHEDULE I

FEDERATED DEPARTMENT STORES, INC. FIVE YEAR CREDIT AGREEMENT
         COMMITMENTS AND APPLICABLE LENDING OFFICES

 Name of Initial       Revolving     Letter of Credit     Domestic Lending       Eurodollar Lending
      Lender            Credit          Commitment              Office                  Office
                      Commitment
Citibank, N.A.       $140,625,000      $250,000,000    Credit:                  Credit:
                                                       399 Park Avenue          399 Park Avenue
                                                       New York, NY 10043       New York, NY
                                                       Attn: Allen Fisher       10043
                                                       Phone: (212) 559-0293    Attn: Allen
                                                       Fax: (212) 793-3963      Fisher
                                                       Administrative:          Phone: (212)
                                                       2 Penns Plaza            559-0293
                                                       Suite 200                Fax: (212) 793-
                                                       New Castle, DE 19720     3963
                                                       Attn: Leonard Sarcona    Administrative:
                                                       Phone: (718) 248-4536    2 Penns Plaza
                                                       Fax: (718) 248-4844      Suite 200
                                                                                New Castle, DE
                                                                                19720
                                                                                Attn: Leonard
                                                                                Sarcona
                                                                                Phone: (718)
                                                                                248-4536
                                                                                Fax: (718) 248-
                                                                                4844

The Chase            $140,625,000     $1,000,000,000   Credit:                  Credit:
Manhattan Bank                                         270 Park Avenue, 48th    270 Park
                                                       Fl.                      Avenue, 48th Fl.
                                                       New York, NY  10017      New York, NY  10017
                                                       Attn: Ellen Gertzog      Attn: Ellen Gertzog
                                                       Phone: (212) 270-1539    Phone: (212) 270-
                                                       Fax: (212) 270-5646      1539
                                                       Administrative:          Fax: (212) 270-5646
                                                       One Chase Manhattan      Administrative:
                                                       Plaza                    One Chase Manhattan
                                                       8th Floor                Plaza 8th Floor
                                                       New York, NY  10081      New York, NY
                                                       Attn:  Amy Labinger      10081
                                                       Phone:  (212) 552-4025   Attn:  Amy
                                                       Fax:  (212) 552-7500     Labinger
                                                                                Phone:  (212)
                                                                                552-4025
                                                                                Fax:  (212) 552-
                                                                                7500

BankBoston, N.A.     $105,000,000      $500,000,000    Credit:                  Credit:
                                                       100 Federal Street       100 Federal Street
                                                       Mail Stop 01-09-05       Mail Stop 01-09-05
                                                       Boston, MA  02106        Boston, MA  02106
                                                       Attn: Judy Kelly         Attn: Judy Kelly
                                                       Phone: (617) 434-5280    Phone: (617) 434-
                                                       Fax: (617) 434-6685      5280
                                                       Administrative:          Fax: (617) 434-6685
                                                       100 Federal Street       Administrative:
                                                       Mail Stop 01-21-01       100 Federal Street
                                                       Boston, MA  02110        Mail Stop 01-21-
                                                       Attn:  Michelle          01
                                                       Taglione                 Boston, MA  02110
                                                       Phone:  (617) 434-       Attn:  Michelle
                                                       4039                     Taglione
                                                       Fax:  (617) 434-         Phone:  (617) 434-
                                                       6685                     4039
                                                                                   Fax:  (617) 434-
                                                                                6685

The Bank of          $105,000,000                      Credit:                  Credit:
America, NT & SA                                       231 South LaSalle        231 South LaSalle
                                                        Street                  Street
                                                       Chicago, IL  60697       Chicago, IL  60697
                                                       Attn: Sandy Ober         Attn: Sandy Ober
                                                       Phone: (312) 828-1307    Phone: (312) 828-
                                                       Fax: (312) 987-0303      1307
                                                       Administrative:          Fax: (312) 987-0303
                                                       231 South LaSalle        Administrative:
                                                       Street                   231 So. LaSalle
                                                       Chicago, IL  60697       Street
                                                       Attn:  Sandra            Chicago, IL
                                                       Kramer                   60697
                                                       Phone:  (312) 828-       Attn:  Sandra
                                                       6645                     Kramer
                                                       Fax:  (312) 987-         Phone:  (312) 828-
                                                       5833                     6645
                                                                                Fax:  (312) 987-
                                                                                5833

The Bank of New       $60,000,000                      Credit:                  Credit:
York                                                   One Wall Street, 22nd    One Wall Street,
                                                       Floor                    22nd Floor
                                                       New York, NY  10286      New York, NY  10286
                                                       Attn: Paula DiPonzo      Attn: Paula DiPonzo
                                                       Phone: (212) 635-7867    Phone: (212) 635-
                                                       Fax: (212) 635-1483      7867
                                                       Administrative:          Fax: (212) 635-1483
                                                       One Wall Street, 22nd    Administrative:
                                                       Floor                    One Wall Street,
                                                       New York, NY  10286      22nd Floor
                                                       Attn:  Susan             New York, NY
                                                       Baratta                  10286
                                                       Phone:  (212) 635-       Attn:  Susan
                                                       6761                     Baratta
                                                       Fax:  (212) 635-         Phone:  (212) 635-
                                                       6397                     6761
                                                                                Fax:  (212) 635-
                                                                                6397

Credit Suisse         $60,000,000                      Credit:                  Credit:
First Boston                                           11 Madison Ave., 21st    11 Madison Ave.,
                                                       Floor                    21st Floor
                                                       New York, NY  10010      New York, NY  10010
                                                       Attn: Chris Horgan       Attn: Chris Horgan
                                                       Phone: (212) 325-9157    Phone: (212) 325-
                                                       Fax: (212) 325-8309      9157
                                                       Administrative:          Fax: (212) 325-8309
                                                       11 Madison Ave.          Administrative:
                                                       New York, NY  10010      11 Madison Ave.
                                                       Attn:  Gina Manginello   New York, NY  10010
                                                       Phone:  (212) 325-9149   Attn:  Gina
                                                       Fax:  (212) 325-8319     Manginello
                                                                                Phone:  (212)
                                                                                325-9149
                                                                                Fax:  (212) 325-
                                                                                8319

Fleet National        $60,000,000                      Credit:                  Credit:
Bank                                                   One Federal Street       One Federal Street
                                                       MA OF 0320               MA OF 0320
                                                       Boston, MA  02110        Boston, MA  02110
                                                       Attn: Richard Seufert    Attn: Richard
                                                       Phone: (617) 346-0611    Seufert
                                                       Fax: (617) 346-0689      Phone: (617) 346-
                                                       Administrative:          0611
                                                       One Federal Street       Fax: (617) 346-0689
                                                       MA OF 0308               Administrative:
                                                       Boston, MA  02110        One Federal Street
                                                       Attn: Michael Araujo     MA OF 0308
                                                       Phone: (617) 346-0601    Boston, MA  02110
                                                       Fax: (617) 346-0595      Attn: Michael
                                                                                Araujo
                                                                                Phone: (617) 346-
                                                                                0601
                                                                                Fax: (617) 346-0595

PNC Bank              $60,000,000                      Credit:                  Credit:
                                                       201 East 5th Street      201 East 5th Street
                                                       Cincinnati, OH 45202     Cincinnati, OH
                                                       Attn: John Taylor        45202
                                                       Phone: (513) 651-8688    Attn: John Taylor
                                                       Fax: (513) 651-8952      Phone: (513) 651-
                                                       Administrative:          8688
                                                       201 E. 5th Street        Fax: (513) 651-8952
                                                       Cincinnati, OH           Administrative:
                                                       45202                    201 E. 5th Street
                                                       Attn:  Sandy Wilson      Cincinnati, OH
                                                       Phone:(513) 651-         45202
                                                       8984                     Attn:  Sandy
                                                       Fax:  (513) 651-         Wilson
                                                       8952                     Phone: (513) 651-
                                                                                8984
                                                                                Fax:  (513) 651-
                                                                                8952

Societe General       $60,000,000      $50,000,000     Credit:                  Credit:
                                                       181 West Madison         181 West Madison
                                                       Street                   Street
                                                       Suite 3400               Suite 3400
                                                       Chicago, IL  60602       Chicago, IL  60602
                                                       Attn:  Eric Bellaiche    Attn:  Eric
                                                       Phone: (312) 578-5015    Bellaiche
                                                       Fax: (312) 578-5099      Phone: (312) 578-
                                                       Administrative:          5015
                                                       181 West Madison         Fax: (312) 578-5099
                                                       Street                   Administrative:
                                                       Suite 3400               181 West Madison
                                                       Chicago, IL  60602       Street
                                                       Attn: Donna Benson       Suite 3400
                                                       Phone: (312) 578-5112    Chicago, IL  60602
                                                       Fax: (312) 578-5099      Attn: Donna Benson
                                                                                Phone: (312) 578-
                                                                                5112
                                                                                Fax: (312) 578-5099

Sumitomo Bank         $60,000,000                      Credit:                  Credit:
                                                       U.S. Corporate Dept.     U.S. Corporate
                                                       277 Park Avenue, 6th     Dept.
                                                       Floor                    277 Park Avenue,
                                                       New York, NY  10172      6th Floor
                                                       Attn: Toivo Kiiver       New York, NY  10172
                                                       Phone: (212) 224-4119    Attn: Toivo Kiiver
                                                       Fax (212) 224-5188       Phone: (212) 224-
                                                       Administrative:          4119
                                                       International Finance    Fax (212) 224-5188
                                                       Dept.                    Administrative:
                                                       277 Park Avenue, 6th     International
                                                       Floor                    Finance Dept.
                                                       New York, NY  10172      277 Park Avenue,
                                                       Attn: Daria Soriano      6th Floor
                                                       Phone: (212) 224-4061    New York, NY  10172
                                                       Fax (212) 224-5192       Attn: Daria Soriano
                                                                                Phone: (212) 224-
                                                                                4061
                                                                                Fax (212) 224-5192

The Bank of           $48,750,000                      Credit:                  Credit:
Montreal                                               115 South LaSalle        115 South LaSalle
                                                       Street                   Street
                                                       13 West                  13 West
                                                       Chicago, IL  60603       Chicago, IL  60603
                                                       Attn: Julia Buthman      Attn: Julia Buthman
                                                       Phone: (312) 750-3491    Phone: (312) 750-
                                                       Fax: (312) 750-1789      3491
                                                       Administrative:          Fax: (312) 750-1789
                                                       115 South LaSalle        Administrative:
                                                       Street                   115 South LaSalle
                                                       11th Floor West          Street
                                                       Chicago, IL  60603       11th Floor West
                                                       Attn: Neelan Duss        Chicago, IL  60603
                                                       Phone: (312) 750-3852    Attn: Neelan Duss
                                                       Fax: (312) 750-6061      Phone: (312) 750-
                                                                                3852
                                                                                Fax: (312) 750-6061

The Bank of Tokyo-    $48,750,000                      Credit:                  Credit:
Mitsubishi, Ltd.,                                      227 W. Monroe Street     227 W. Monroe
Chicago Branch                                         Suite 2300               Street
                                                       Chicago, IL  60606       Suite 2300
                                                       Attn: William J.         Chicago, IL
                                                       Murray                   60606
                                                       Phone: (312) 696-4553    Attn: William
                                                       Fax: (312) 696-4535      J. Murray
                                                       Administrative:          Phone: (312)
                                                       227 W. Monroe Street     696-4553
                                                       Suite 2300               Fax: (312) 696-
                                                       Chicago, IL  60606       4535
                                                       Attn: Julie Galligan     Administrative:
                                                       Phone: (312) 696-4711    227 W. Monroe
                                                       Fax: (312) 696-4532      Street
                                                                                Suite 2300
                                                                                Chicago, IL
                                                                                60606
                                                                                Attn: Julie
                                                                                Galligan
                                                                                Phone: (312)
                                                                                696-4711
                                                                                Fax: (312) 696-
                                                                                4532

Banque Paribas        $48,750,000                      Credit:                  Credit:
                                                       787 Seventh Avenue       787 Seventh Avenue
                                                       New York, NY  10019      New York, NY  10019
                                                       Attn: Mary Finnegan      Attn: Mary Finnegan
                                                       Phone: (212) 841-2551    Phone: (212) 841-
                                                       Fax: (212) 841-2333      2551
                                                       Administrative:          Fax: (212) 841-2333
                                                       787 Seventh Avenue       Administrative:
                                                       New York, NY  10019      787 Seventh Avenue
                                                       Attn:  Terri Knuth       New York, NY
                                                       Phone:  (212) 841-       10019
                                                       2229                     Attn:  Terri
                                                       Fax:  (212) 841-         Knuth
                                                       2217                     Phone:  (212) 841-
                                                                                2229
                                                                                Fax:  (212) 841-
                                                                                2217

Mellon Bank, N.A.     $48,750,000                      Credit:                  Credit:
                                                       One Mellon Bank          One Mellon Bank
                                                       Center,  Room 4535       Center,   Room 4535
                                                       Pittsburgh, PA  15258-   Pittsburgh, PA
                                                       0001                     15258-0001
                                                       Attn: Joan Bird          Attn: Joan Bird
                                                       Phone: (412) 234-7172    Phone: (412)
                                                       Fax: (412) 236-1914      234-7172
                                                       Administrative:          Fax: (412) 236-
                                                       Three Mellon Bank        1914
                                                       Center,  Room 2305       Administrative:
                                                       Pittsburgh, PA  15259-   Three Mellon
                                                       0003                     Bank Center,   Room
                                                       Attn: Greg Klino         2305
                                                       Phone: (412) 234-1867    Pittsburgh, PA
                                                       Fax: (412) 234-5049      15259-0003
                                                                                Attn: Greg
                                                                                Klino
                                                                                Phone: (412)
                                                                                234-1867
                                                                                Fax: (412) 234-
                                                                                5049


Sanwa Bank            $48,750,000                      Credit:                  Credit:
                                                       55 East 52nd Street      55 East 52nd Street
                                                       New York, NY  10055      New York, NY  10055
                                                       Attn: Jean-Michel        Attn: Jean-Michel
                                                       Fatovic                  Fatovic
                                                       Phone: (212) 339-6397    Phone: (212) 339-
                                                       Fax: (212) 754-1304      6397
                                                       Administrative:          Fax: (212) 754-1304
                                                       55 East 52nd Street      Administrative:
                                                       New York, NY  10055      55 East 52nd
                                                       Attn:  Marlin Chin       Street
                                                       Phone:  (212) 339-65     New York, NY
                                                       Fax:  (212) 754-2368     10055
                                                                                Attn:  Marlin
                                                                                Chin
                                                                                Phone:  (212)
                                                                                339-6592
                                                                                Fax:  (212)
                                                                                754-2368

Caisse Nationale      $37,500,000                      Credit:                  Credit:
de Credit Agricole                                     55 E. Monroe Street      55 E. Monroe
                                                       Suite 4700               Street
                                                       Chicago, IL  60603       Suite 4700
                                                       Attn:  Ray               Chicago, IL
                                                       Falkenberg               60603
                                                       Phone:  (312) 917-       Attn:  Ray
                                                       7426                     Falkenberg
                                                       Fax:  (312) 372-         Phone:  (312) 917-
                                                       3724                     7426
                                                       Administrative:          Fax:  (312) 372-
                                                       55 E. Monroe Street      3724
                                                       Suite 4700               Administrative:
                                                       Chicago, IL  60603       55 E. Monroe
                                                       Attn:  James             Street
                                                       Barrett                  Suite 4700
                                                       Phone:  (312) 917-       Chicago, IL
                                                       7429                     60603
                                                       Fax:  (312) 372-         Attn:  James
                                                       4421                     Barrett
                                                                                Phone:  (312) 917-
                                                                                7429
                                                                                Fax:  (312) 372-
                                                                                4421

First Chicago Bank    $37,500,000                      Credit:                  Credit:
                                                       One First National       One First
                                                       Plaza                    National Plaza
                                                       Chicago, IL  60670       Chicago, IL
                                                       Attn:  Paul E.           60670
                                                       Rigby                    Attn:  Paul E.
                                                       Phone:  (312) 732-       Rigby
                                                       6132                     Phone:  (312) 732-
                                                       Fax:  (312) 732-         6132
                                                       8587                     Fax:  (312) 732-
                                                       Administrative:          8587
                                                       One First National       Administrative:
                                                       Plaza                    One First
                                                       Chicago, IL  60670       National Plaza
                                                       Attn:  Mary Hart         Chicago, IL
                                                       Phone:  (312) 732-       60670
                                                       6137                     Attn:  Mary Hart
                                                       Fax:  (312) 732-         Phone:  (312) 732-
                                                       2715                     6137
                                                                                Fax:  (312) 732-
                                                                                2715

Morgan Guaranty       $37,500,000                      Credit:                  Credit:
Trust Company of                                       60 Wall Street           60 Wall Street
New York                                               New York, NY  10260-     New York, NY  10260-
                                                       0060                     0060
                                                       Attn: Deborah            Attn: Deborah
                                                       Brodheim                 Brodheim
                                                       Phone: (212) 648-8063    Phone: (212) 648-
                                                       Fax: (212) 648-5018      8063
                                                       Administrative:          Fax: (212) 648-5018
                                                       500 Stanton              Administrative:
                                                       Christiana Ctr.          500 Stanton
                                                       Newark, DE  19713-       Christiana Ctr.
                                                       2107                     Newark, DE  19713-
                                                       Attn: Vickie Fedele      2107
                                                       Phone: (302) 634-4225    Attn: Vickie Fedele
                                                       Fax: (302) 634-1852      Phone: (302) 634-
                                                                                4225
                                                                                Fax: (302) 634-1852

Standard Chartered    $37,500,000                      Credit:                  Credit:
Bank                                                   7 World Trade Center     7 World Trade
                                                       27th Floor               Center
                                                       New York, NY  10048      27th Floor
                                                       Attn: David Cutting      New York, NY  10048
                                                       Phone: (212) 667-0469    Attn: David Cutting
                                                       Fax: (212) 667-0225      Phone: (212) 667-
                                                       Administrative:          0469
                                                       707 Wilshire Blvd., W-   Fax: (212) 667-0225
                                                       8-33                     Administrative:
                                                       Los Angeles, CA          707 Wilshire Blvd.,
                                                       90017                    W-8-33
                                                       Attn: Qustanti Shiber    Los Angeles, CA
                                                       Phone: (213) 614-5037    90017
                                                       Fax: (213) 614-4270      Attn: Qustanti
                                                                                Shiber
                                                                                Phone: (213) 614-
                                                                                5037
                                                                                Fax: (213) 614-4270

Wachovia Bank         $26,250,000                      Credit:                  Credit:
                                                       191 Peachtree            191 Peachtree
                                                       Street, N.E.             Street, N.E.
                                                       28th Floor, GA-370       28th Floor, GA-
                                                       Atlanta, GA  30303       370
                                                       Attn:  Michael           Atlanta, GA
                                                       Ripps                    30303
                                                       Phone:  (404) 332-       Attn:  Michael
                                                       5283                     Ripps
                                                       Fax:  (404) 332-         Phone:  (404) 332-
                                                       6898                     5283
                                                       Administrative:          Fax:  (404) 332-
                                                       191 Peachtree            6898
                                                       Street, N.E.             Administrative:
                                                       28th Floor, GA-370       191 Peachtree
                                                       Atlanta, GA  30303       Street, N.E.
                                                       Attn:  Christy N.        28th Floor, GA-
                                                       Howard                   370
                                                       Phone:  (404) 332-       Atlanta, GA
                                                       6261                     30303
                                                       Fax:  (404) 332-         Attn:  Christy N.
                                                       6898                     Howard
                                                                                Phone:  (404) 332-
                                                                                6261
                                                                                Fax:  (404) 332-
                                                                                6898

Comerica Bank         $22,500,000                      Credit:                  Credit:
                                                       500 Woodward Ave.        500 Woodward Ave.
                                                       MC 3268                  MC 3268
                                                       Detroit, MI  48226       Detroit, MI  48226
                                                       Attn: Hugh Porter        Attn: Hugh Porter
                                                       Phone (313) 222-6192     Phone (313) 222-
                                                       Fax: (312) 222-9514      6192
                                                       Administrative:          Fax: (312) 222-9514
                                                       500 Woodward Ave.        Administrative:
                                                       MC 3268                  500 Woodward Ave.
                                                       Detroit, MI  48226       MC 3268
                                                       Attn: Beverly Jones      Detroit, MI  48226
                                                       Phone (313) 222-3805     Attn: Beverly Jones
                                                       Fax: (312) 222-3351      Phone (313) 222-
                                                                                3805
                                                                                Fax: (312) 222-3351

National Bank of      $22,500,000                      Credit:                  Credit:
Kuwait                                                 299 Park Avenue          299 Park Avenue
                                                       New York, NY  10171-     New York, NY  10171-
                                                       0023                     0023
                                                       Attn: Muhanned Kamal     Attn: Muhanned
                                                       Phone: (212) 303-9828    Kamal
                                                       Fax: (212) 888-2958      Phone: (212) 303-
                                                       Administrative:          9828
                                                       299 Park Avenue          Fax: (212) 888-2958
                                                       New York, NY  10171-     Administrative:
                                                       0023                     299 Park Avenue
                                                       Attn:  Jeff Ganter       New York, NY  10171-
                                                       (212) 303-9868           0023
                                                       (212) 888-2958           Attn:  Jeff Ganter
                                                                                (212) 303-9868
                                                                                (212) 888-2958

Arab Bank PLC         $18,750,000                      Credit:                  Credit:
                                                       520 Madison Ave.         520 Madison Ave.
                                                       New York, NY  10022      New York, NY  10022
                                                       Attn: Khanh Vuong        Attn: Khanh
                                                       Phone: (212) 715-9717    Vuong
                                                       Fax: (212) 593-4632      Phone: (212) 715-
                                                       Administrative:          9717
                                                       520 Madison Ave.         Fax: (212) 593-4632
                                                       New York, NY  10022      Administrative:
                                                       Attn: Justo Huapaya      520 Madison Ave.
                                                       Phone: (212) 715-9713    New York, NY  10022
                                                       Fax: (212) 593-4632      Attn: Justo
                                                                                Huapaya
                                                                                Phone: (212) 715-
                                                                                9713
                                                                                Fax: (212) 593-4632

The Asahi Bank        $18,750,000                      Credit:                  Credit:
                                                       One World Trade          One World Trade
                                                       Center                   Center
                                                       60th Floor               60th Floor
                                                       New York, NY  10048      New York, NY
                                                       Attn:  Wit Derby         10048
                                                       Phone:  (212) 912-       Attn:  Wit Derby
                                                       7038                     Phone:  (212) 912-
                                                       Fax:  (212) 432-         7038
                                                       1135                     Fax:  (212) 432-
                                                       Administrative:          1135
                                                       One World Trade          Administrative:
                                                       Center                   One World Trade
                                                       60th Floor               Center
                                                       New York, NY  10048      60th Floor
                                                       Attn:  Lily Chan         New York, NY
                                                       Phone:  (212) 912-       10048
                                                       7022                     Attn:  Lily Chan
                                                       Fax:  (212) 432-         Phone:  (212) 912-
                                                       1135                     7022
                                                                                Fax:  (212) 432-
                                                                                1135

Bank One, N.A.        $18,750,000                      Credit:                  Credit:
                                                       8044 Montgomery Road     8044 Montgomery
                                                       Suite 350                Road
                                                       Cincinnati, OH 45236-    Suite 350
                                                       5800                     Cincinnati, OH
                                                       Attn: Kevin McConnell    45236-5800
                                                       Phone: (513) 985-5017    Attn: Kevin
                                                       Fax: (513) 985-5030      McConnell
                                                       Administrative:          Phone: (513) 985-
                                                       P.O. Box 710209          5017
                                                       Columbus, OH  43271-     Fax: (513) 985-5030
                                                       0209                     Administrative:
                                                       Attn: Jim Zook           P.O. Box 710209
                                                       Phone: (614) 248-6187    Columbus, OH  43271-
                                                       Fax: (614) 248-5518      0209
                                                                                Attn: Jim Zook
                                                                                Phone: (614) 248-
                                                                                6187
                                                                                Fax: (614) 248-5518

Barnett Bank          $18,750,000                      Credit:                  Credit:
                                                       50 N. Laurel Street      50 N. Laurel
                                                       17th Floor               Street
                                                       Jacksonville, FL         17th Floor
                                                       32202                    Jacksonville, FL
                                                       Attn: Brad Harrell       32202
                                                       Phone: (904) 791-5428    Attn: Brad Harrell
                                                       Fax: (904) 791-7963      Phone: (904) 791-
                                                       Administrative:          5428
                                                       100 Laura St., 5th       Fax: (904) 791-7963
                                                       Floor, Jacksonville,     Administrative:
                                                       FL 32202                 100 Laura St., 5th
                                                       Attn: Joyce Terrell      Floor, Jacksonville,
                                                       Phone: (904) 791-7940    FL  32202
                                                       Fax: (904) 791-7737      Attn: Joyce Terrell
                                                                                Phone: (904) 791-
                                                                                7940
                                                                                Fax: (904) 791-7737

The Fifth-Third       $18,750,000                      Credit:                  Credit:
Bank                                                   38 Fountain Square       38 Fountain
                                                       Plaza                    Square Plaza
                                                       Cincinnati, OH           Cincinnati, OH
                                                       45263                    45263
                                                       Attn:  Andy Hauck        Attn:  Andy Hauck
                                                       Phone:  (513) 579-       Phone:  (513) 579-
                                                       4178                     4178
                                                       Fax:  (513) 579-         Fax:  (513) 579-
                                                       5226                     5226
                                                       Administrative:          Administrative:
                                                       38 Fountain Square       38 Fountain
                                                       Plaza                    Square Plaza
                                                       Cincinnati, OH           Cincinnati, OH
                                                       45263                    45263
                                                       Attn:  Danial            Attn:  Daniel
                                                       Mullen                   Mullen
                                                       Phone:  (513) 579-       Phone:  (513) 579-
                                                       4104                     4104
                                                       Fax:  (513) 579-         Fax:  (513) 579-
                                                       4226                     4226

First National        $18,750,000                      Credit:                  Credit:
Bank of Maryland                                       25 S. Charles            25 S. Charles
                                                       Street                   Street
                                                       Baltimore, MD            Baltimore, MD
                                                       21201                    21201
                                                       Attn:  Andy Fish         Attn:  Andy Fish
                                                       Phone:  (410) 244-       Phone:  (410) 244-
                                                       4217                     4217
                                                       Fax:  (410) 244-         Fax:  (410) 244-
                                                       4294                     4294
                                                       Administrative:          Administrative:
                                                       25 S. Charles            25 S. Charles
                                                       Street                   Street
                                                       Baltimore, MD            Baltimore, MD
                                                       21201                    21201
                                                       Attn:  Emilia            Attn:  Emilia
                                                       Schwartz                 Schwartz
                                                       Phone:  (410) 244-       Phone:  (410) 244-
                                                       4201                     4201
                                                       Fax:  (410) 244-         Fax:  (410) 244-
                                                       4294                     4294

Star Bank             $18,750,000                      Credit:                  Credit:
                                                       425 Walnut Street        425 Walnut Street
                                                       Cincinnati, OH 45202     Cincinnati, OH
                                                       Attn: Bill Goodwin       45202
                                                       Phone: (513) 762-8973    Attn: Bill Goodwin
                                                       Fax: (513) 762-2068      Phone: (513) 762-
                                                       Administrative:          8973
                                                       425 Walnut Street        Fax: (513) 762-2068
                                                       Cincinnati, OH           Administrative:
                                                       45202                    425 Walnut Street
                                                       Attn:  Tracy Briede      Cincinnati, OH
                                                       Phone:  (513) 632-       45202
                                                       4034                     Attn:  Tracy
                                                       Fax:  (513) 632-         Briede
                                                       3099                     Phone:  (513) 632-
                                                                                4034
                                                                                Fax:  (513) 632-
                                                                                3099

SunTrust Bank,        $18,750,000                      Credit:                  Credit:
Central Florida,                                       200 S. Orange Ave.       200 S. Orange
National                                               MC 0-1043                Ave.
Association                                            Orlando, FL  32801       MC 0-1043
                                                       Attn: Stephen L.         Orlando, FL
                                                       Leister                  32801
                                                       Phone: (407) 237-4705    Attn: Stephen
                                                       Fax: (407) 237-6894      L. Leister
                                                       Administrative:          Phone: (407)
                                                       200 S. Orange Ave.       237-4705
                                                       MC 0-1043                Fax: (407) 237-
                                                       Orlando, FL  32801       6894
                                                       Attn: Lois Keezel        Administrative:
                                                       Phone: (407) 237-4855    200 S. Orange
                                                       Fax: (407) 237-6894      Ave.
                                                                                MC 0-1043
                                                                                Orlando, FL
                                                                                32801
                                                                                Attn: Lois
                                                                                Keezel
                                                                                Phone: (407)
                                                                                237-4855
                                                                                Fax: (407) 237-
                                                                                6894

Union Bank of         $18,750,000                      Credit:                  Credit:
California, N.A.                                       350 California St.,      350 California
                                                       11th Fl.                 St., 11th Fl.
                                                       San Francisco, CA        San Francisco,
                                                       94104                    CA  94104
                                                       Attn: Timothy P.         Attn: Timothy
                                                       Streb, VP                P. Streb, VP
                                                       Phone: (415) 705-7021    Phone: (415)
                                                       Fax: (415) 705-7085      705-7021
                                                       Administrative:          Fax: (415) 705-
                                                       350 California St.,      7085
                                                       11th Fl.                 Administrative:
                                                       San Francisco, CA        350 California
                                                       94104                    St., 11th Fl.
                                                       Attn: Richard A.         San Francisco,
                                                       Sutter, VP               CA  94104
                                                       Phone: (415) 705-7090    Attn: Richard
                                                       Fax: (415) 705-7085      A. Sutter, VP
                                                                                Phone: (415)
                                                                                705-7090
                                                                                Fax: (415) 705-
                                                                                7085

PT Bank Negara        $7,500,000                       Credit:                  Credit:
Indonesia                                              55 Broadway              55 Broadway
                                                       New York, NY  10006      New York, NY  10006
                                                       Attn: Muhamed El-        Attn: Muhamed El-
                                                       Shazay                   Shazay
                                                       Phone: (212) 943-4750    Phone: (212) 943-
                                                       Fax: (212) 344-5723      4750
                                                       Administrative:          Fax: (212) 344-5723
                                                       55 Broadway              Administrative:
                                                       New York, NY  10006      55 Broadway
                                                       Attn: Monica Baccari     New York, NY  10006
                                                       Phone: (212) 943-4750    Attn: Monica
                                                       Fax: (212) 344-5723      Baccari
                                                                                Phone: (212) 943-
                                                                                4750
                                                                                Fax: (212) 344-5723

The Mitsui Trust      $7,500,000                       Credit:                  Credit:
Banking Company,                                       190 South LaSalle        190 South
Limited                                                Street                   LaSalle Street
                                                       Suite 1000               Suite 1000
                                                       Chicago, IL  60603       Chicago, IL
                                                       Attn: Koichi Yokoyama    60603
                                                       Phone: (312) 201-4704    Attn: Koichi
                                                       Fax: (312) 201-0593      Yokoyama
                                                       Administrative:          Phone: (312)
                                                       1251 Ave. of the         201-4704
                                                       Americas                 Fax: (312) 201-
                                                       39th Floor               0593
                                                       New York, NY 10281       Administrative:
                                                       Attn: Edward Simnor      1251 Ave. of
                                                       Phone: (212) 790-5361    the Americas
                                                       Fax: (212) 768-3100      39th Floor
                                                                                New York, NY
                                                                                10281
                                                                                Attn: Edward
                                                                                Simnor
                                                                                Phone: (212)
                                                                                790-5361


                      SCHEDULE 2.03(h)


Existing Competitive Bid Advances


Date of Issuance   Date of Expiration  Amount Outstanding*   Holder
   7/14/97              7/31/97         $     50,000,000     Societe Generale
   7/14/97              7/31/97               80,000,000     Citibank
   7/14/97              7/31/97               20,000,000     Morgan Guaranty
   7/14/97              7/31/97               25,000,000     Citibank
    7/7/97               8/1/97               15,000,000     Morgan Guaranty
    7/7/97               8/1/97               70,000,000     Chase Bank
    7/7/97               8/1/97               80,000,000     Citibank
    7/7/97               8/1/97               30,000,000     Banque Paribas
    7/7/97               8/1/97                5,000,000     Arab Bank
                                    Total    375,000,000

*as of July 28, 1997




                                SCHEDULE 2.16(g)

Existing  Letters of Credit
Trade Letters of Credit
Issued by Citibank

Base #926560
Date of Issuance   Date of Expiration    Amount Outstanding *
March 1, 1996      September 5, 1997     $             897.90
April 9, 1996      July 25, 1997                     4,159.19
April 10, 1996     August 14, 1997                   9,702.26
April 12, 1996     July 5, 1997 **                  14,583.00
July 10, 1996      July 17, 1997 **                 44,148.65
August 29, 1996    September 17, 1997              690,539.10
October 9, 1996    September 30, 1997              235,315.47
October 15, 1996   October 25, 1997                955,386.10
October 15, 1996   October 26, 1997              3,322,245.51
October 22, 1996   November 10, 1997               956,487.24
November 28, 1996  November 25, 1997                47,016.40
January 24, 1997   October 27, 1997              1,628,288.33
January 24, 1997   July 31, 1997                    63,129.04
March 14, 1997     September 30, 1997               12,205.49
March 14, 1997     September 30, 1997               17,047.69
April 17, 1997     July 6, 1997 **                   1,618.60
April 9, 1997      November 15, 1997               247,922.40
June 5, 1997       September 29, 1997              147,224.05
June 13, 1997      January 31, 1998                 17,591.20
June 13, 1997      January 31, 1998                202,853.65
June 13, 1997      January 31, 1998                182,885.80
June 13, 1997      January 31, 1998                328,416.62
June 13, 1997      January 31, 1998                  1,000.00
July 17, 1997      August 30, 1997                  32,234.10
                                  Total  $       9,162,897.79

Base #916613
Date of Issuance   Date of Expiration    Amount Outstanding *
February 3, 1992   December 31, 1997     $          61,379.94
March 2, 1992      June 30, 1997 **                292,345.39
March 30, 1992     December 31, 1997               150,465.14
February 23, 1996  December 31, 1997             5,686,574.08
February 23, 1996  December 31, 1997             2,167,674.55
February 23, 1996  December 31, 1997            30,881,602.85
February 23, 1996  December 31, 1997             9,633,599.98
February 23, 1996  December 31, 1997               569,951.01
February 23, 1996  December 31, 1997            13,234,696.65
February 23, 1996  December 31, 1997             8,862,394.82
February 23, 1996  December 31, 1997             1,261,639.30
February 23, 1996  December 31, 1997             8,057,368.81
February 23, 1996  December 31, 1997            11,367,604.57
February 23, 1996  August 9, 1997                   72,604.10
February 23, 1996  August 9, 1997                   10,001.00
February 23, 1996  August 9, 1997                   10,001.00
February 23, 1996  August 9, 1997                   10,001.00
February 26, 1996  August 9, 1997                   10,001.00
February 24, 1997  July 10, 1997 **                 28,662.04
May 30, 1997       September 16, 1997              141,904.56
May 30, 1997       August 31, 1997                  15,487.56
June 10, 1997      August 31, 1997                 210,426.54
                                  Total  $      92,736,385.89


Base #942081
Date of Issuance   Date of Expiration    Amount Outstanding ***
April 11, 1997     April 4, 1998         $          50,001.00
April 11, 1997     April 4, 1998                         1.00
April 11, 1997     April 4, 1998                         1.00
April 11, 1997     April 4, 1998                         1.00
April 11, 1997     April 4, 1998                         1.00
April 11, 1997     April 4, 1998                10,015,346.80
April 11, 1997     April 4, 1998                 1,591,723.68
April 11, 1997     April 4, 1998                   109,667.40
April 11, 1997     April 4, 1998                    50,001.00
April 11, 1997     April 4, 1998                    50,001.00
April 11, 1997     April 4, 1998                 4,646,502.64
April 11, 1997     April 4, 1998                15,442,003.72
April 11, 1997     April 4, 1998                 7,567,480.20
April 11, 1997     April 4, 1998                    50,001.00
                                  Total  $      39,572,732.44




Standby Letters of Credit

Date of Issuance   Date of Expiration  Amount Outstanding***  Issuing Bank
December 24, 1992  December 19, 1997   $        3,825,000.00  Citibank
December 24, 1992  December 19, 1997               37,500.00  Citibank
December 19, 1994  December 19, 1997            7,500,000.00  Societe Generale
January 25, 1995   January 27, 1998               500,000.00  Societe Generale
February 10, 1995  February 10, 1998              240,000.00  Societe Generale
December 19, 1994  December 19, 1997           25,000,000.00  Societe Generale
December 19, 1994  December 19, 1997            7,300,000.00  Societe Generale
July 23, 1997      July 23, 1998                  175,100.00  Societe Generale
June 6, 1995       June 5, 1998                   447,000.00  Bank Boston
January 19, 1996   October 9, 1997                172,000.00  Bank Boston
January 19, 1996   October 9, 1997              1,550,000.00  Bank Boston
January 19, 1996   October 9, 1997              1,338,400.00  Bank Boston
January 30, 1996   October 8, 1997                 36,700.00  Bank Boston
January 30, 1996   October 9, 1997                 50,000.00  Bank Boston
                                  Total $      48,171,903.00

* as of July 22, 1997
** LC balances are maintained for 30 days after the Expiration Date *** estimate as of July 28, 1997



                        SCHEDULE 4.01(c)

Required Authorizations, Approvals, Actions, Notices and Filings

                              None.



                        SCHEDULE 5.02(a)

                         EXISTING LIENS


     Liens and security interests granted in connection with the Debt referenced below, pursuant to the principal instructions below and other related security instruments and affecting the collateral identified below.


    DEBT         PRINCIPAL INSTRUMENT            COLLATERAL

Note             $400 million           May Note
Monetization     Promissory Note of
Facility         May Department
                 Stores dated May 3,
                 1988 ("May Note").

Horne's          Mortgage dated May     Lazarus (formerly Horne's)
Mortgage         25, 1994 between       Pittsburgh, PA
                 Joseph Horne Co.,      Greengate Mall, Greensburg,
                 Inc., Mortgagor (now   PA
                 known as Lazarus PA,   Millcreek Mall, Erie, PA
                 Inc.) and PNC Bank,    Monroeville Mall,
                 Ohio, National         Monroeville, PA
                 Association,           South Hills Village,
                 Mortgagee.             Pittsburgh, PA


Capitalized      Miscellaneous leases   Miscellaneous real and
Leases           regarding real and     personal property leased by
                 personal property      Borrower and its
                 leased by Borrower     subsidiaries.
                 and its
                 subsidiaries, which
                 leases meet certain
                 accounting criteria
                 that requires that
                 they be capitalized
                 for accounting
                 purposes only.

Accounts         Amended and Restated   Proprietary credit card
Receivable       Pooling and            receivables arising out of
Facility         Servicing Agreement,   the sale of merchandise and
                 dated as of December   services by department store
                 15, 1992 among Prime   subsidiaries of Federated
                 Receivables            that are transferred to
                 Corporation, as        Prime Credit Card Master
                 Transferor, FDS        Trust.
                 National Bank, as
                 Servicer, and
                 Chemical Bank as
                 Trustee of Prime
                 Credit Card Master
                 Trust.



             DEBT                        PROPERTY ENCUMBERED

Loan from New York Life           Deptford Mall, Almonesson-
Insurance Company to Macy's       Westville Road and Clements
Secondary Real Estate, Inc.       Bridge Road, New Jersey
                                  (First Mortgage)

Loan from Pearl Street to         100 Route 46, Wayne, New Jersey
Macy's Secondary Real Estate,     (First Mortgage)
Inc.

Loan from CALPERS to Sanstoff     120 Stockton Street, San
East Properties Corp.             Francisco, California (First
                                  Mortgage)

Loan from Connecticut General     Northridge Center, Salinas,
Life Insurance Company to         California store
Broadway Stores, Inc.             (First Mortgage)

Loan from Arizona State           1524 West 14th Street, Tempe,
Retirement System to Broadway     Arizona distribution center
Stores, Inc.                      (First Mortgage)

Loan from Bank of America to      3634 Maryland Parkway
Broadway Stores, Inc.             Boulevard Mall, Las Vegas,
                                  Nevada store (First Mortgage)

                                  675 Inland Center Drive, Inland
                                  Center, San Bernardino,
                                  California store (First
                                  Mortgage)

                                  275 Fashion Valley Center, San
                                  Diego, California store (First
                                  Mortgage)

Loan from Principal Mutual        1600 North Kraemer Boulevard,
Life Insurance Company to         Anaheim, California service
Broadway Stores, Inc.             building (First Mortgage)

$550,926,100.00 Loan to Macy's    151 Broad Street, Stamford,
Primary Real Estate, Inc. from    Connecticut
Federated Noteholding
Corporation.
                                  Christiana Mall, Newark,
                                  Delaware

                                  19501 Biscayne Boulevard, North
                                  Miami, Florida

                                  Georgia Square Mall, 3700
                                  Atlanta Highway, Athens Georgia

                                  Augusta Mall, Wrightsboro Road
                                  and Bobby Jones Expressway,
                                  Augusta, Georgia

                                  1200 Cumberland Mall, Atlanta,
                                  Georgia

                                  Gwinnett Place, 2100 Pleasant
                                  Hill Road, Duluth, Georgia

                                  Macon Mall, 3661 Eisenhower
                                  Parkway, Macon, Georgia

                                  Northlake Mall, 4800 Briarcliff
                                  Road, N.E., Atlanta, Georgia

                                  180 Peachtree Street, Atlanta,
                                  Georgia

                                  150 Carnegie Way, N.W., Atlanta,
                                  Georgia (Second Mortgage)

                                  Perimeter Mall, 4400 Ashford-
                                  Dunwoodie Road, Atlanta, Georgia

                                  400 Shannon Mall, Union City,
                                  Georgia

                                  Southlake Mall, Morrow
                                  Industrial Boulevard and
                                  Jonesboro Road, Morrow, Georgia


                                  White Marsh Mall, 8200 Perry
                                  Hall Boulevard, Parksville,
                                  Maryland

                                  Cherry Hill Center, 514 Cherry
                                  Hill, Cherry Hill, New Jersey

                                  Deptford Mall, Almonesson-
                                  Westville Road and Clements
                                  Bridge Road, Deptford, New
                                  Jersey (Second Mortgage)

                                  Brunswick Square, Route 18, East
                                  Brunswick Township, New Jersey

                                  Woodbridge Road and Parsonage
                                  Road, Menlo Park, New Jersey

                                  Monmouth Mall, Eatontown Traffic
                                  Circle, Eatontown, New Jersey

                                  Ocean County Mall, 1201 Hooper
                                  Avenue, Toms River, New Jersey

                                  400 Quaker Bridge Mall,
                                  Lawrenceville, New Jersey

                                  Rockaway Town Square, Rockaway
                                  Township, New Jersey

                                  100 Route 46, Wayne, New Jersey
                                  (Second Mortgage)

                                  Herald Square, 151 West 34th
                                  Street, New York, New York

                                  Colonie Shopping Center, Wolf
                                  Road and Route 5, Colonie, New
                                  York

                                  Kings Plaza Store, 5400 Avenue
                                  U, Brooklyn, New York (Second
                                  Mortgage)


                                  400 Sunrise Mall, Massapequa,
                                  New York

                                  200 Nanuet Center, Nanuet, New
                                  York

                                  88-01 Queens Boulevard,
                                  Elmhurst, New York

                                  Roosevelt Field Shopping Center,
                                  Garden Center, New York (Second
                                  Mortgage)

                                  100 Richmond Hill Road, Staten
                                  Island, New York

                                  Westchester County, 220 and 222
                                  Main Street, New York

                                  The Court at King of Prussia,
                                  680 West DeKalb Pike, King of
                                  Prussia, Pennsylvania

                                  US Route 22 and McArthur Road,
                                  Whitehall, Pennsylvania

                                  Montgomeryville Mall, Route 309
                                  and Route 202, North Wales,
                                  Pennsylvania

                                  2300 East Lincoln Highway,
                                  Langhorne, Pennsylvania (Second
                                  Mortgage)

                                  Baltimore Pike and Sproul Road
                                  Springfield, Pennsylvania

                                  120 Stockton Street, San
                                  Francisco, California (Mainstore
                                  - East)
                                  (Second Mortgage)

                                  5832 Sunrise Boulevard, Citrus
                                  Heights, California (Second
                                  Mortgage)

                                  Coddington Center, 900
                                  Coddington Center, Santa Rosa,
                                  California

                                  Sunvalley Shopping Center, 1555
                                  Willow Pass Road, Concord,
                                  California

                                  The Village at Corte Madera,
                                  1800 Redwood Highway, Corte
                                  Madera, California

                                  2210 Tully Road, San Jose,
                                  California (Second Mortgage)

                                  Solano Mall, 1544 Travis
                                  Boulevard, Fairfield, California

                                  Fresno Fashion Square Shopping
                                  Center, 4888 North Fresno
                                  Street, Fresno, California

                                  115 Hillsdale Mall, San Mateo,
                                  California

                                  2200 Hilltop Drive, Richmond,
                                  California

                                  500 Vintage Faire, Modesto,
                                  California

                                  100 Del Monte Shopping Center,
                                  Monteray, California

                                  200 Newpark Mall, Newark,
                                  California

                                  5140 Thornwood Drive, San Jose,
                                  California


                                  408 L Street, Sacramento,
                                  California

                                  800 Santa Rosa Plaza, Santa
                                  Rosa, California

                                  One Serramonte Center, Daly
                                  City, California

                                  3000 Stanford Shopping Center,
                                  Palo Alto, California

                                  5242 Pacific Avenue, Stockton,
                                  California
                                  (Second Mortgage)

                                  1300 Stoneridge Mall,
                                  Pleasanton, California

                                  Town Center, 200 West Washington
                                  Avenue, Sunnyvale, California

                                  2801 Stevens Creek Road, San
                                  Jose, California

                                  Meadowood Mall Circle, 5100
                                  Meadowood Circle, Reno, Nevada

                                  Dallas Galleria, 13350 Dallas
                                  Parkway, Dallas, Texas

                                  2201 John Glenn Drive, Concord,
                                  California

                                  2838 South El Camino, San Mateo,
                                  California



Schedule 5.02 (d)    Existing Debt

($000)       (estimated at July 28, 1997)


             Receivables Backed Notes                   1,894,800
             PNC Mortgage (re: Horne's)                    32,498
             Tax Notes - Federated Ch. 11                   3,408
             Tax Notes - Macy Ch. 11 -- IRS                70,301
                                        Non-IRS            20,705
             Note Monitization debt                       176,000
             Other Real Estate Mortgages:
                        Pearl Street                          250 (A)
                        New York Life                       3,941 (A)
                        CalPERS                             9,622 (A)
                        Principal Mutual Life               8,630
                        Arizona State Retirement System     1,494 (A)
                        Connecticut General                 1,764 (A)
                        Bank of America                    19,865 (A)
             Capitalized  Leases                           76,372



                        Total                           2,319,650


      (A)  Scheduled for 100% prepayment on August 1, 1997.




                                            EXHIBIT A-1 - FORM OF
                                                 REVOLVING CREDIT
                                                  PROMISSORY NOTE


U.S.$_______________                                       Dated:
_______________, ____


            FOR VALUE RECEIVED, the undersigned, FEDERATED DEPARTMENT STORES, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances (as defined below) owing to the Lender by the Borrower pursuant to the Five Year Credit Agreement dated as of July 28, 1997 among the Borrower, the Lender and certain other lender parties party thereto, Citibank, N.A., as Administrative Agent and as Paying Agent for the Lender and such other lenders, The Chase Manhattan Bank, as Administrative Agent for the Lender and such other lenders, BankBoston, N.A., as Syndication Agent, and The Bank of America, National Trust & Savings Association, as Documentation Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

           The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Paying Agent, at 399 Park Avenue, New York, NY 10043, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

           This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                FEDERATED DEPARTMENT STORES, INC.

                                By
                                      Title:



               ADVANCES AND PAYMENTS OF PRINCIPAL


                         Amount of
          Amount of   Principal Paid       Unpaid        Notation
 Date      Advance      or Prepaid        Principal      Made By
                                           Balance
















                                            EXHIBIT A-2 - FORM OF
                                                  COMPETITIVE BID
                                                  PROMISSORY NOTE



U.S.$_______________                                       Dated:
_______________, ____


            FOR VALUE RECEIVED, the undersigned, FEDERATED DEPARTMENT STORES, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Five Year Credit Agreement dated as of July 28, 1997 among the Borrower, the Lender and certain other lender parties party thereto, Citibank, N.A., as Administrative Agent and as Paying Agent for the Lender and such other lenders, The Chase Manhattan Bank, as Administrative Agent for the Lender and such other lenders, BankBoston, N.A., as Syndication Agent and The Bank of America, National Trust & Savings Association, as Documentation Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on
_______________,     ____,    the     principal     amount     of
U.S.$_______________.

           The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

          Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Paying
Agent,  for  the  account of the Lender at 399 Park  Avenue,  New
York, NY  10043 in same day funds.

           This  Promissory  Note is one of the  Competitive  Bid
Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                FEDERATED DEPARTMENT STORES, INC.

                                By
                                      Title:



                                  EXHIBIT B-1 - FORM OF NOTICE OF
                                       REVOLVING CREDIT BORROWING

Citibank, N.A., as Paying Agent
  for the Lender Parties party
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York  10043                    [Date]

          Attention:  Leonard Sarcona

Ladies and Gentlemen:

           The undersigned, Federated Department Stores, Inc., refers to the Five Year Credit Agreement dated as of July 28, 1997 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lender Parties party thereto, Citibank, N.A., as Paying Agent and as Administrative Agent for said Lender Parties, The Chase Manhattan Bank, as Administrative Agent for said Lender Parties,
BankBoston, N.A., as Syndication Agent and The Bank of America, National Trust & Savings Association, as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

      (i)   The  Business  Day of the Proposed  Revolving  Credit
Borrowing is _______________, ____.

      (ii) The Type of Advances comprising the Proposed Revolving
Credit  Borrowing  is  [Base  Rate  Advances]  [Eurodollar   Rate
Advances].

      (iii)      The  aggregate amount of the Proposed  Revolving
Credit Borrowing is $_______________.

      [(iv)      The  initial Interest Period for each Eurodollar
Rate  Advance  made  as  part  of the Proposed  Revolving  Credit
Borrowing is _____ month[s].]

           The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

       (A)   the  representations  and  warranties  contained  in
Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Proposed Revolving Credit Borrowing, in which case as of such specific date;

      (B)   no  event  has occurred and is continuing,  or  would
result from such Proposed Revolving Credit Borrowing or from  the
application  of  the  proceeds  therefrom,  that  constitutes   a
Default; and

           (C) the aggregate amount of the Proposed Revolving Credit Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the Unused Revolving Credit Commitments of the Lenders less the Commercial Paper Set-Aside Amount.



                                   Very truly yours,


                                  FEDERATED DEPARTMENT STORES, INC.

                                  By
                                          Title:



                                  EXHIBIT B-2 - FORM OF NOTICE OF
                                        COMPETITIVE BID BORROWING


Citibank, N.A., as Paying Agent
  for the Lender Parties party
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York  10043                    [Date]


          Attention: Leonard Sarcona


Ladies and Gentlemen:

           The undersigned, Federated Department Stores, Inc., refers to the Five Year Credit Agreement dated as of July 28, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lender Parties party ther eto, Citibank, N.A., as Paying Agent and as Administrative Agent for said Lender Parties, The Chase Manhattan Bank, as Administrative Agent for said Lender Parties, BankBoston, N.A., as Syndication Agent, and The Bank of America, National Trust & Savings Association, as Documentation Agent and hereby gives you notice, irrevocably, pursuant to
Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such
Competitive   Bid   Borrowing  (the  "Proposed  Competitive   Bid
Borrowing") is requested to be made:

(A)      Date of Competitive Bid Borrowing       ________________________
(B)      Amount of Competitive Bid Borrowing     ________________________
(C)      [Maturity Date] [Interest Period]       ________________________
(D)      Interest Rate Basis                     ________________________
(E)      Interest Payment Date(s)                ________________________
(F)      ___________________                     ________________________
(G)      ___________________                     ________________________
(H)      ___________________                     ________________________

           The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

      (a)   the  representations  and  warranties  contained   in
Section 4.01 are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Proposed Competitive Bid Borrowing, in which case as of such specific date;

     (b)   no  event  has  occurred and is continuing,  or  would
result  from the Proposed Competitive Bid Borrowing or  from  the
application  of  the  proceeds  therefrom,  that  constitutes   a
Default;

     (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agents and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

     (d)   the  aggregate amount of the Proposed Competitive  Bid
Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the Unused Revolving Credit Commitments of the Lenders less the Commercial Paper Set-Aside Amount.

           The  undersigned  hereby confirms  that  the  Proposed
Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                        Very truly yours,


                                        FEDERATED DEPARTMENT STORES, INC.


                                        By
                                             Title:



                                              EXHIBIT C - FORM OF
                                        ASSIGNMENT AND ACCEPTANCE


           Reference is made to the Five Year Credit Agreement dated as of July 28, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Federated Department Stores, Inc., a Delaware corporation (the "Borrower"), the Lender Parties (as defined in the Credit Agreement) party thereto, Citibank, N.A., as an administrative agent for the Lender Parties (in such capacity, an "Administrative Agent") and paying agent (in such capacity, the "Paying Agent") for the Lender Parties, The Chase Manhattan Bank, as an administrative agent (in such capacity, an "Administrative Agent"; the Administrative Agents and the Paying Agent being, collectively, the "Agents") for the Lender Parties, BankBoston, N.A., as syndication agent and The Bank of America, National Trust & Savings Association, as documentation agent. Terms defined in the Credit Agreement are used herein with the same meaning.

           The  "Assignor"  and  the "Assignee"  referred  to  on
Schedule I hereto agree as follows:

           1. The Assignor hereby sells and assigns without recourse, except as to the representations and warranties made by it herein, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

           2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and
(iv) attaches the Revolving Credit Note held by the Assignor and requests that the Administrative Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

           3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations  that  by  the  terms of  the  Credit  Agreement  are
required   to  be  performed  by  it  as  a  Lender  Party;   and
(vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

           4. Following the execution of this Assignment and Acceptance, it will be delivered to the Paying Agent for acceptance and recording by the Paying Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Paying Agent, unless otherwise specified on Schedule 1 hereto.

           5. Upon such acceptance and recording by the Paying Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

           6. Upon such acceptance and recording by the Paying Agent, from and after the Effective Date, the Paying Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

           7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

           8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

           IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.



                           Schedule 1
                               to
                   Assignment and Acceptance


Percentage interest assigned:                                         _____%

Assignee's Commitment:                                          $__________

Aggregate outstanding principal amount of ________ Advances
assigned:                                                       $__________

*[Principal amount of Revolving Credit Note payable to
Assignee:                                                       $__________]

**[Principal amount of Revolving Credit Note payable to
Assignor:                                                       $__________]

Effective Date***:       _______________, ____


                                      [NAME OF ASSIGNOR], as Assignor

                                      By
                                        Title:

                                      Dated:  _______________, ____


                                      [NAME OF ASSIGNEE], as Assignee

                                      By
                                        Title:

                                      Dated:  _______________, ____

                                      Domestic Lending Office:
                                              [Address]

                                      Eurodollar Lending Office:
                                              [Address]

_______________________________
*    If requested by the Assignee.

**   If requested by the Assignor

*** This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Paying
     Agent.



Accepted [and Approved]* this
__________ day of _______________, ____

CITIBANK, N.A., as Paying Agent

By
   Title:


[Approved this __________ day
of _______________, ____

FEDERATED DEPARTMENT STORES, INC.

By                            ]*
   Title:


____________________________
* Required if the Assignees is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible
     Assignee".

                                              EXHIBIT D - FORM OF
                                            DESIGNATION AGREEMENT

                  Dated _______________, ____


           Reference is made to the Five Year Credit Agreement dated as of July 28, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Federated Department Stores, Inc., a Delaware corporation (the "Borrower"), the Lender Parties (as defined in the Credit Agreement) party thereto, Citibank, N.A., as an administrative agent for the Lender Parties (in such capacity, an "Administrative Agent") and paying agent (in such capacity, the "Paying Agent") for the Lender Parties, The Chase Manhattan Bank, as an administrative agent (in such capacity, an "Administrative Agent"; the Administrative Agents and the Paying Agent being, collectively, the "Agents") for the Lender Parties, BankBoston, N.A., as syndication agent and The Bank of America, National Trust & Savings Association, as documentation agent. Terms defined in the Credit Agreement are used herein with the same meaning.

             _______________________   (the    "Designor")    and
______________________ (the "Designee") agree as follows:

           1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Advances pursuant to Section 2.03 of the Credit Agreement.

           2. The Designor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, of any Loan Document or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

           3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon any Agent, the Designor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder;
(iv) appoints and authorizes each Agent to take such action as agents on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender Party.

           4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Paying Agent for acceptance and recording by the Paying Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Paying Agent, unless otherwise specified on the signature page hereto.

           5. Upon such acceptance and recording by the Paying Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Advances as a Lender Party pursuant to Section 2.03 of the Credit Agreement and the rights and obligations of a Lender Party related thereto.

           6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

           7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

           IN WITNESS WHEREOF, the Designor and the Designee have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective   Date*:                   _______________, ____


                                    [NAME OF DESIGNOR],
                                       as Designor

                                    By
                                       Title:


                                    [NAME OF DESIGNEE],
                                       as Designee

                                    By
                                       Title:

                                   Applicable Lending Office (and
                                   address for notices):
                                             [Address]

Accepted this ____ day
of _______________, ____


CITIBANK, N.A., as Paying Agent


By
   Title:


                                              EXHIBIT E - FORM OF
                                               OPINION OF COUNSEL
                                                 FOR THE BORROWER



                         July 28, 1997


To: The Lender Parties party to each Credit Agreement referred to below and to Citibank, N.A., as Administrative Agent and Paying Agent, The Chase Manhattan
     Bank, as Administrative Agent, BankBoston, N.A., as Syndication Agent, and Bank of America National
     Trust and Savings Association, as Documentation Agent


              Re: Federated Department Stores, Inc.

Ladies and Gentlemen:

          We have acted as special counsel for Federated Department Stores, Inc., a Delaware corporation (the "Borrower"), in connection with each Credit Agreement dated as of July 28, 1997 (collectively, the "Credit Agreements"), among the Borrower, the Lender Parties (as defined in the Credit Agreements), Citibank, N.A., as administrative agent and paying agent for the Lender Parties, The Chase Manhattan Bank, as administrative agent for the Lender Parties, BankBoston, N.A., as syndication agent, and Bank of America National Trust and Savings Association, as documentation agent. This letter is delivered to you pursuant to
Section 3.01(g)(iv) of the Credit Agreements. Capitalized terms used in this letter and not otherwise defined have the meanings assigned to such terms in the Credit Agreements. With your permission, all assumptions and statements of reliance in this letter have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

          In connection with the opinions expressed in this letter, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of the opinions expressed below. We have examined, among other documents, the following:

                    (a)  an executed copy of the Credit
               Agreements;

                    (b)  an executed copy of each Revolving
               Credit Promissory Note made by the Borrower in favor of a Lender that requested such note prior to the Effective Date (collectively, the "Notes"); and

                    (c)  the Officer's Certificate of the
               Borrower delivered to us in connection with this letter, a copy of which is attached as Annex A
               (the "Officer's Certificate").

          In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed in this letter, we have relied upon, and assume the accuracy of, representations and warranties contained in the Credit Agreements and certificates of or from representatives of the Borrower and public officials. With respect to the legal conclusions as to valid existence and good standing expressed in paragraph 1 below, we have relied solely upon certificates of public officials. With respect to the opinions expressed in paragraphs 3(iii)(a) and 4 below, our opinions are limited (i) to our actual knowledge, if any, of the Borrower's specially regulated business activities and properties based solely upon an officer's certificate in respect of such matters and without any independent investigation or verification on our part and (ii) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreements.

          To the extent it may be relevant to the opinions expressed in this letter, we have assumed that the parties to the Credit Agreements other than the Borrower have the power to enter into and perform the Credit Agreements and to consummate the transactions contemplated by the Credit Agreements and that the Credit Agreements have been duly authorized, executed and delivered by, and constitute enforceable obligations of, such parties.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth in this letter, we are of the opinion that:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. The Borrower has the corporate power and authority to enter into and to perform its obligations under the Credit
Agreements and the Notes.

          3. The execution and delivery by the Borrower of the Credit Agreements and the Notes and the performance by the Borrower of its obligations under the Credit Agreements and the
Notes: (i) have been authorized by all necessary corporate action by the Borrower; (ii) do not contravene any provision of the certificate of incorporation or by-laws of the Borrower; and
(iii) do not violate (a) any present law, or present regulation or rule of any governmental agency or authority, of the State of New York or the United States of America known by us to be applicable to the Borrower or its property; (b) do not violate any agreement binding upon the Borrower or its property or any court decree or order binding upon the Borrower or its property (this opinion being limited (1) to those agreements, decrees or orders that have been identified to us in the Officer's Certificate and (2) in that we express no opinion with respect to any violation not readily ascertainable from the face of any such agreement, decree or order or arising under or based upon any cross-default provision insofar as it relates to a default under an agreement not so identified to us or arising under or based upon any covenant of a financial or numerical nature or requiring computation); and (c) will not result in or require the creation or imposition of any security interest or lien upon any of its properties under the provisions of any agreement binding upon the Borrower or its properties other than the security interests created by the Credit Agreements and any rights of set-off or other liens in favor of the Lender Parties arising under the Credit Agreements or applicable law (this opinion being limited to those agreements that have been identified to us in the Officer's Certificate).

          4. The execution and delivery by the Borrower of the Credit Agreements and the Notes and the performance by the Borrower of its obligations under the Credit Agreements and the Notes do not require under present law any filing or registration by the Borrower with, or approval or consent to the Borrower of, any governmental agency or authority of the State of New York or of the United States of America or any other Person party to any of the agreements listed in the Officer's Certificate that has not been made or obtained except (i) filings under securities laws and (ii) filings, registrations, consents or approvals in each case not required to be made or obtained by the date of this letter.

          5. The Credit Agreements and the Notes have been duly executed and delivered on behalf of the Borrower. The Credit
Agreements and the Notes constitute valid, binding and enforceable obligations of the Borrower.

          6.   The borrowings by the Borrower under the Credit
Agreements and the application of the proceeds of such borrowings as provided in the Credit Agreements will not violate Regulation
X of the Board of Governors of the Federal Reserve System.

          The opinions set forth above are subject to the following qualifications:

          (A) Our opinions in the second sentence of paragraph 5 above as to enforceability are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, voidable preference, moratorium or similar laws and related judicial doctrines from time to time in effect affecting creditors' rights and remedies generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.

          (B) We express no opinion as to the enforceability of any provision in the Credit Agreements:

          (i) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

          (ii)  relating to exculpation of any party in
     connection with its own negligence that a court would determine in the circumstances under applicable law to be unfair or insufficiently explicit;

          (iii) providing that any person or entity other than a Lender Party may exercise set-off rights other than in accordance with and under applicable law;

          (iv) relating to forum selection to the extent the forum is a federal court;

          (v) relating to forum selection to the extent that (a) any relevant action or proceeding does not arise out of or relate to the Credit Agreements, (b) the Credit Agreements are not in consideration of, and do not at all relevant times relate to and constitute an obligation arising out of a transaction covering in the aggregate, not less than $1,000,000 or (c) the enforceability of any such provision is to be determined by any court other than a court of the State of New York;

          (vi) relating to choice of governing law to the extent that (a) the Credit Agreements are not at all relevant times in consideration of, and do not at all relevant times relate to and constitute an obligation arising out of a transaction covering in the aggregate, not less than $250,000 or (b) the enforceability of any such provision is to be determined by any court other than a court of the State of New York;

               (vii)  waiving any rights to trial by jury; and

          (viii)  specifying that provisions of the Credit
     Agreements may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Credit Agreements.

          (C) Our opinions in the second sentence of paragraph 5 above as to enforceability are subject to the effect of generally applicable rules of law that govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

          (D) We express no opinion as to the application of, and our opinions above are subject to the effect, if any, of, any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law and any law governing the liquidation or dissolution of, or the distribution of assets of, any person or entity (including, without limitation, any law relating to the payment of dividends or other distributions on capital stock or the repurchase of capital stock).

          The opinions expressed in this letter are limited to
(i) the federal laws of the United States of America and the laws of the State of New York and (ii) to the extent relevant to the opinions expressed in paragraphs 1, 2 and 3(i) above, the General Corporation Law of the State of Delaware, each as currently in effect.

          We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of the addressees of this letter with any state or federal laws or regulations applicable to it by reason of its status as or affiliation with a federally insured depository institution, except as expressly set forth in paragraph 6 above.

          The opinions expressed in this letter are solely for the benefit of the addressees of this letter in connection with the transaction referred to in this letter and may not be relied on by such addressees for any other purpose, in any manner or for any purpose by any other person or entity.


                                   Very truly yours,



                                   JONES, DAY, REAVIS & POGUE



                            ANNEX A

               FEDERATED DEPARTMENT STORES, INC.
                     OFFICER'S CERTIFICATE


          Reference is made to the opinion letter of Jones, Day, Reavis & Pogue (the "Opinion") delivered in connection with each Credit Agreement dated as of July 28, 1997 (collectively, the "Credit Agreements"), among Federated Department Stores, Inc. (the "Borrower"), the Lender Parties (as defined in the Credit Agreements), Citibank, N.A., as administrative agent and paying agent for the Lender Parties, The Chase Manhattan Bank, as administrative agent for the Lender Parties, BankBoston, N.A., as syndication agent, and Bank of America National Trust and Savings Association, as documentation agent. Capitalized terms used in this certificate and not otherwise defined have the meanings assigned to such terms in the Opinion.

          The undersigned officer of the Borrower certifies, in connection with the execution, delivery and performance by the Borrower of the Credit Agreements, the consummation of the transactions contemplated by the Credit Agreements and the Opinion, that attached as Schedule I is a list of (i) all indentures, mortgages, deeds of trust, security or pledge agreements, guarantees, loan or credit agreements and other agreements or instruments and (ii) all decrees and orders, in each case in clause (i) and (ii) above, to which the Borrower is a party or that are otherwise binding upon the Borrower or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or that otherwise would or could have the effect of (a) restricting the types of provisions that any other agreement to which the Borrower becomes a party may contain, (b) restricting the conduct of the Borrower's business, the incurrence of indebtedness, guarantees or other liabilities or obligations, the creation of liens upon any of the Borrower's property or assets or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Credit Agreements or (c) resulting in, or requiring the creation or imposition of, any lien upon any of the Borrower's assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, the Credit Agreements. A true and complete copy of each of the above agreements, instruments, documents, decrees and orders has been previously furnished to Jones, Day, Reavis & Pogue. No default or event of default or violation of any such agreements, instruments, decrees or orders exists or, immediately after giving effect to entry into the Credit Agreements or consummation of any of the transactions contemplated by the Credit Agreements, will exist.

          Delivered as of this 28th day of July, 1997.




                              Name:
                              Title:



                           SCHEDULE I
                    TO OFFICER'S CERTIFICATE

Debt Agreements:

1. Amended and Restated Pooling and Servicing Agreement dated as of December 15, 1992 (the "Pooling and Servicing Agreement"), among the Borrower, Prime Receivables Corporation, and Chemical Bank, as trustee, as amended by the First Amendment, dated as of December 1, 1993, as further amended by the Second Amendment, dated as of February 28, 1994, as further amended by the Third Amendment dated as of May 31, 1994, as further amended by the Fourth Amendment dated as of January 18, 1995, as further amended by Fifth Amendment dated as of April 30, 1995, as further amended by the Sixth Amendment dated as of July 27, 1995, and as further amended by the Seventh Amendment dated as of May 14, 1996.

2.   Assumption Agreement under the Pooling and Servicing
     Agreement dated as of September 15, 1993.

3. Series 1992-1 Supplement dated as of December 15, 1992, to the Pooling and Servicing Agreement.

4. Series 1992-2 Supplement dated as of December 15, 1992, to the Pooling and Servicing Agreement.

5.   Series 1992-3 Variable Funding Supplement dated as of
     January 5, 1993, to the Pooling and Servicing Agreement.

6.   Series 1995-1 Supplement dated as of July 27, 1995, to the
     Pooling and Servicing Agreement.

7.   Series 1996-1 Supplement dated as of May 14, 1996, to the
     Pooling an Servicing Agreement.

8. Liquidity Agreement dated as of December 31, 1992, among Seven Hills Funding Corporation, the Borrower, the financial institutions named therein, Chemical Bank, as depositary and collateral agent, and Credit Suisse, New York Branch as the liquidity agent.

9.   Indenture dated as of December 15, 1994 (the "1994
     Indenture"), between the Borrower and State Street Bank and
     Trust Company, as trustee.

10. Third Supplemental Indenture dated as of January 23, 1995, to the 1994 Indenture.

11.  Fourth Supplemental Indenture dated as of September 27,
     1995, to the 1994 Indenture.

12. Fifth Supplemental Indenture dated as of October 6, 1995, to the 1994 Indenture.

13. Sixth Supplemental Indenture dated as of February 1, 1996, to the 1994 Indenture.

14. Seventh Supplemental Indenture dated as of May 22, 1996, to the 1994 Indenture.

15. Eighth Supplemental Indenture dated as of July 14, 1997, to the 1994 Indenture.

16. Ninth Supplemental Indenture dated as of July 14, 1997, to the 1994 Indenture.

17. Guaranty Agreement dated as of May 26, 1994, made by the Borrower in favor of the banks listed therein and PNC Bank, Ohio, National Association, as agent, as amended by Amendment #1 to Guaranty Agreement dated as of February 28,
     1995.

18.  Commercial Paper Dealer Agreement dated as of January 30,
     1997, between the Borrower and Citicorp Securities, Inc.

19.  Commercial Paper Dealer Agreement dated as of January 30,
     1997, between the Borrower and Citibank, N.A.

20.  Commercial Paper Dealer Agreement dated as of January 30,
     1997, between the Borrower and Lehman Brothers, Inc.

Decrees and Orders:

None.